                                                                   EXHIBIT 10.14

                                CREDIT AGREEMENT

                            Dated as of May 16, 2002

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders

                                       and

                              BANK OF AMERICA, N.A.

                                  as the Agent

                               CITICORP USA, INC.,

                            as the Syndication Agent

                                       and

                             Coltec Industries Inc,
                         Coltec Industrial Products LLC,
                        Garlock Sealing Technologies LLC,
                              Garlock Bearings LLC,
                             Haber Tool Company, and
                                   Stemco LLC

                                as the Borrowers

                                       and

                              Coltec Industries Inc

                           as the Funds Administrator

                                TABLE OF CONTENTS

Section                                                                                                         Page
-------                                                                                                         ----
ARTICLE 1 LOANS AND LETTERS OF CREDIT.............................................................................1

         1.1      Total Facility..................................................................................1
         1.2      Revolving Loans.................................................................................1
         1.3      [Reserved.].....................................................................................5
         1.4      Letters of Credit...............................................................................5
         1.5      Bank Products...................................................................................8

ARTICLE 2 INTEREST AND FEES.......................................................................................8

         2.1      Interest........................................................................................8
         2.2      Continuation and Conversion Elections...........................................................9
         2.3      Maximum Interest Rate..........................................................................10
         2.4      Agent Fees.....................................................................................11
         2.5      Unused Line Fee................................................................................11
         2.6      Letter of Credit Fee...........................................................................11

ARTICLE 3 PAYMENTS AND PREPAYMENTS...............................................................................11

         3.1      Revolving Loans................................................................................11
         3.2      Termination of Facility........................................................................12
         3.3      Lockboxes and Blocked Accounts.................................................................12
         3.4      [Reserved].....................................................................................13
         3.5      LIBOR Rate Loan Prepayments....................................................................13
         3.6      Payments by the Borrowers......................................................................13
         3.7      Payments as Revolving Loans....................................................................13
         3.8      Apportionment, Application and Reversal of Payments............................................13
         3.9      Indemnity for Returned Payments................................................................14
         3.10     Agent's and Lenders' Books and Records; Monthly Statements.....................................14

ARTICLE 4 TAXES, YIELD PROTECTION AND ILLEGALITY.................................................................15

         4.1      Taxes..........................................................................................15
         4.2      Illegality.....................................................................................16
         4.3      Increased Costs and Reduction of Return........................................................16
         4.4      Funding Losses.................................................................................17
         4.5      Inability to Determine Rates...................................................................17
         4.6      Certificates of Agent; Replacement of Requesting Lenders.......................................18
         4.7      Survival.......................................................................................18

ARTICLE 5 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES......................................................18

         5.1      Books and Records..............................................................................18
         5.2      Financial Information..........................................................................18
         5.3      Notices to the Lenders.........................................................................21

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
         5.4      Initial Field Examination......................................................................23

ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS.................................................................23

         6.1      Authorization, Validity, and Enforceability of this Agreement and the Loan Documents...........24
         6.2      Validity and Priority of Security Interest.....................................................24
         6.3      Organization and Qualification.................................................................24
         6.4      Corporate Name; Prior Transactions.............................................................24
         6.5      Subsidiaries and Affiliates....................................................................25
         6.6      Financial Statements and Projections...........................................................25
         6.7      Capitalization.................................................................................25
         6.8      Solvency.......................................................................................26
         6.9      Debt...........................................................................................26
         6.10     Distributions..................................................................................26
         6.11     Real Estate; Leases............................................................................26
         6.12     Proprietary Rights.............................................................................26
         6.13     [Reserved].....................................................................................27
         6.14     Litigation.....................................................................................27
         6.15     Labor Disputes.................................................................................27
         6.16     Environmental Laws.............................................................................27
         6.17     No Violation of Law............................................................................28
         6.18     No Default.....................................................................................28
         6.19     ERISA Compliance...............................................................................28
         6.20     Taxes..........................................................................................29
         6.21     Regulated Entities.............................................................................29
         6.22     Use of Proceeds; Margin Regulations............................................................29
         6.23     [Reserved].....................................................................................29
         6.24     No Material Adverse Change.....................................................................29
         6.25     Full Disclosure................................................................................29
         6.26     Material Agreements............................................................................29
         6.27     Bank Accounts..................................................................................29
         6.28     Governmental Authorization.....................................................................29
         6.29     Tax Matters....................................................................................30
         6.30     EIFA...........................................................................................30

ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS.....................................................................30

         7.1      Taxes and Other Obligations....................................................................30
         7.2      Legal Existence and Good Standing..............................................................30
         7.3      Compliance with Law and Agreements; Maintenance of Licenses....................................30
         7.4      Maintenance of Property; Inspection of Property................................................31
         7.5      Insurance......................................................................................31
         7.6      Insurance and Condemnation Proceeds............................................................32
         7.7      Environmental Laws.............................................................................32
         7.8      Compliance with ERISA..........................................................................33
         7.9      Mergers, Consolidations or Sales...............................................................33

         7.10     Distributions; Restricted Investments..........................................................33
         7.11     Transactions Affecting Collateral or Obligations...............................................34
         7.12     Guaranties.....................................................................................34
         7.13     Debt...........................................................................................34
         7.14     Prepayment.....................................................................................35
         7.15     Transactions with Affiliates...................................................................35
         7.16     Investment Banking and Finder's Fees...........................................................35
         7.17     Business Conducted.............................................................................36
         7.18     Liens..........................................................................................36
         7.19     Sale and Leaseback Transactions................................................................36
         7.20     New Subsidiaries...............................................................................36
         7.21     Fiscal Year....................................................................................36
         7.22     Limitation on Accelerated Settlement of Claims.................................................36
         7.23     Fixed Charge Coverage Ratio....................................................................36
         7.24     Use of Proceeds................................................................................37
         7.25     Real Property Liens............................................................................37
         7.26     Dormant Subsidiaries...........................................................................37
         7.27     Tax Matters Agreement..........................................................................37
         7.28     Modification to the EIFA.......................................................................37
         7.29     Further Assurances.............................................................................38

ARTICLE 8 CONDITIONS OF LENDING..................................................................................38

         8.1      Conditions Precedent to Making of Loans on the Closing Date....................................38
         8.2      Conditions Precedent to Each Loan..............................................................40

ARTICLE 9 DEFAULT; REMEDIES......................................................................................40

         9.1      Events of Default..............................................................................41
         9.2      Remedies.......................................................................................44

ARTICLE 10 TERM AND TERMINATION..................................................................................45

         10.1     Term and Termination...........................................................................45

ARTICLE 11 AMENDMENTS; WAIVERs; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS..........................................46

         11.1     Amendments and Waivers.........................................................................46
         11.2     Assignments; Participations....................................................................47

ARTICLE 12 THE AGENT.............................................................................................49

         12.1     Appointment and Authorization..................................................................49
         12.2     Delegation of Duties...........................................................................50
         12.3     Liability of Agent.............................................................................50
         12.4     Reliance by Agent..............................................................................50
         12.5     Notice of Default..............................................................................51

         12.6     Credit Decision................................................................................51
         12.7     Indemnification................................................................................51
         12.8     Agent in Individual Capacity...................................................................52
         12.9     Successor Agent................................................................................52
         12.10    Withholding Tax................................................................................52
         12.11    Collateral Matters.............................................................................54
         12.12    Restrictions on Actions by Lenders; Sharing of Payments........................................55
         12.13    Agency for Perfection..........................................................................55
         12.14    Payments by Agent to Lenders...................................................................55
         12.15    Settlement.....................................................................................56
         12.16    Letters of Credit; Intra-Lender Issues.........................................................59
         12.17    Concerning the Collateral and the Related Loan Documents.......................................61
         12.18    Field Audit and Examination Reports; Disclaimer by Lenders.....................................61
         12.19    Relation Among Lenders.........................................................................62
         12.20    Syndication Agent..............................................................................62

ARTICLE 13 MISCELLANEOUS.........................................................................................62

         13.1     No Waivers; Cumulative Remedies................................................................62
         13.2     Severability...................................................................................63
         13.3     Governing Law; Choice of Forum; Service of Process.............................................63
         13.4     WAIVER OF JURY TRIAL...........................................................................64
         13.5     Survival of Representations and Warranties.....................................................64
         13.6     Other Security and Guaranties..................................................................64
         13.7     Fees and Expenses..............................................................................64
         13.8     Notices........................................................................................65
         13.9     Waiver of Notices..............................................................................66
         13.10    Binding Effect.................................................................................66
         13.11    Indemnity of the Agent and the Lenders by the Borrowers........................................66
         13.12    Limitation of Liability........................................................................67
         13.13    Final Agreement................................................................................67
         13.14    Counterparts...................................................................................67
         13.15    Captions.......................................................................................67
         13.16    Right of Setoff................................................................................67
         13.17    Confidentiality................................................................................68
         13.18    Conflicts with Other Loan Documents............................................................68
         13.19    Joint and Several Liability of Borrowers.......................................................69
         13.20    Appointment and Authorization of Funds Administrator...........................................70
         13.21    Allocation of Loans and Expenses...............................................................71
         13.22    Designated Senior Debt.........................................................................72
         13.23    Agreement Effectiveness........................................................................72

                         ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A       -     DEFINED TERMS

EXHIBIT A     -     FORM OF BORROWING BASE CERTIFICATE

EXHIBIT B     -     FINANCIAL STATEMENTS

EXHIBIT C     -     FORM OF NOTICE OF BORROWING

EXHIBIT D     -     FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT E     -     FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

SCHEDULE 1.2  -     LENDERS' COMMITMENTS (ANNEX A - DEFINED TERMS)

SCHEDULE 6.3  -     ORGANIZATION AND QUALIFICATIONS

SCHEDULE 6.4  -     TRADE NAMES

SCHEDULE 6.5  -     SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.7  -     CAPITALIZATION

SCHEDULE 6.9  -     DEBT

SCHEDULE 6.11 -     REAL ESTATE; LEASES

SCHEDULE 6.12 -     PROPRIETARY RIGHTS

SCHEDULE 6.14 -     LITIGATION

SCHEDULE 6.15 -     LABOR DISPUTES

SCHEDULE 6.16 -     ENVIRONMENTAL LAW

SCHEDULE 6.19 -     ERISA COMPLIANCE

SCHEDULE 6.26 -     MATERIAL AGREEMENTS

SCHEDULE 6.27 -     BANK ACCOUNTS

SCHEDULE 7.10 -     PERMITTED SHORT TERM INVESTMENTS

SCHEDULE A-1 -      SUBSIDIARY GUARANTORS

                                CREDIT AGREEMENT

         This Credit Agreement, dated as of May 16, 2002, (this "Agreement") among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. with an office at 600 Peachtree Street, 5th Floor, Atlanta, Georgia 30308, as agent for the Lenders (in its capacity as agent, the "Agent"), Citicorp USA, Inc., as Syndication Agent, and Coltec Industries Inc, a Pennsylvania corporation ("Coltec"), Coltec Industrial Products LLC, a Delaware limited liability company ("CIP"), Garlock Sealing Technologies LLC, a Delaware limited liability company ("Garlock Sealing"), Garlock Bearings LLC, a Delaware limited liability company ("Garlock Bearing"), Haber Tool Company, a Michigan corporation ("Haber Tool"), and Stemco LLC, a Delaware limited liability company ("Stemco" and, together with Coltec, CIP, Garlock Sealing, Garlock Bearing and Haber Tool, each individually referred to herein as a "Borrower" and collectively as "Borrowers") with Coltec acting in its capacity as Funds Administrator for the Borrowers.

                                   WITNESSETH:

         WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $60,000,000, which extensions of credit the Borrowers will use for the purposes permitted hereunder;

         WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

         WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree as follows.

                                   ARTICLE 1
                           LOANS AND LETTERS OF CREDIT

         1.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $60,000,000 (the "Total Facility") to the Borrowers from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit described herein.

         1.2      Revolving Loans.

                  (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon the Funds Administrator's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrowers on a joint and several basis in amounts not to exceed such Lender's Pro Rata Share of Availability with respect to Garlock Sealing or the Excess Collateral Providers, as the case may be (or if less, such Lender's Pro Rata Share of Aggregate Availability), on behalf of which such request is made, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the applicable Garlock Sealing Borrowing Base or the Excess Collateral Providers Borrowing Base (as applicable) on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of such Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing to Garlock Sealing would exceed the Availability of Garlock Sealing, any Borrowing to the Excess Collateral Providers would exceed the Availability of the Excess Collateral Providers, or any Borrowing to any Borrower exceed Aggregate Availability, the Lenders may refuse to make or may otherwise restrict the making of such Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

                  (b)      Procedure for Borrowing.

                           (1)      Each Borrowing shall be made upon the Funds
Administrator's irrevocable written notice delivered by the Funds Administrator to the Agent in the form of a notice of borrowing ("Notice of Borrowing"), which must be received by the Agent prior to (i) 1:00 p.m. (Eastern time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) 12:00 noon (Eastern time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

                           (A)      the amount of the Borrowing, which in the
case of a LIBOR Rate Loan must equal or exceed $2,000,000 (and increments of $1,000,000 in excess of such amount);

                           (B)      the requested Funding Date, which must be a
Business Day;

                           (C)      whether the Revolving Loans requested are to
be Base Rate Loans or LIBOR Rate Loans (and if not specified, it shall be deemed a request for a Base Rate Loan);

                           (D)      the duration of the Interest Period for
LIBOR Rate Loans (and if not specified, it shall be deemed a request for an Interest Period of one month); and

                           (E)      the applicable Borrower(s) (i.e. Garlock
Sealing or the Excess Collateral Providers) on behalf of which such request is made;

provided, however, that with respect to any Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Loans only.

                           (2)      In lieu of delivering a Notice of Borrowing,
the Funds Administrator may give the Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

                           (3)      The Borrowers shall have no right to request
a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

                  (c) Reliance upon Authority. Prior to the Closing Date, the Funds Administrator shall deliver to the Agent, a notice setting forth the account of each of Garlock Sealing and the Funds Administrator (each a "Designated Account") to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. The Funds Administrator may designate a replacement account from time to time by written notice. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person's request for Revolving Loans on behalf of any Borrower or the Funds Administrator, so long as the proceeds thereof are to be transferred to the applicable Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by any Borrower or the Funds Administrator to make such requests on its behalf.

                  (d) No Liability. The Agent shall not incur any liability to any Borrower or the Funds Administrator as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent believes in good faith to have been given by an officer or other person duly authorized by any Borrower or the Funds Administrator to request Revolving Loans on its behalf. The crediting of Revolving Loans to the applicable Designated Account conclusively establishes the obligation of the Borrowers to repay such Revolving Loans as provided herein.

                  (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

                  (f) Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing.

                  (g) Making of Revolving Loans. If Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to the account from time to time designated by Agent, not later than 1:00 p.m. (Eastern time) on the applicable Funding Date. After the Agent's receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the designated Borrower(s) on the applicable Funding Date by transferring same day funds to the account of Garlock Sealing in the case of a Revolving Loan to Garlock Sealing and/or the Funds Administrator in the case of a Revolving Loan to the Excess Collateral Providers (as applicable); provided, however, that the amount of Revolving Loans so made on any date shall not exceed the applicable Availability of the applicable Borrowers on such date nor shall the amount of Revolving Loans made on any date exceed Aggregate Availability.

                  (h)      Making of Non-Ratable Loans.

                  (A) If Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available on the applicable Funding Date by transferring same day funds to the applicable Designated Account. Each Revolving Loan made solely by the Bank pursuant to this
Section is herein referred to as a "Non-Ratable Loan", and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $5,000,000. The Agent shall not request the Bank to make any Non-Ratable Loan if (1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in
Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, (2) the requested Borrowing on behalf of Garlock Sealing or the Excess Collateral Providers would exceed the applicable Availability of such Persons on that Funding Date or (3) the requested Borrowing would exceed Aggregate Availability on that Funding Date.

                  (B) The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

                  (i)      Agent Advances.

                  (A) Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in
Article 8 have not been satisfied, to make Base Rate Loans to any Borrower on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed 10% of the Borrowing Base of such Borrower but not in excess of the Maximum Revolver Amount which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.7 (any of such advances are herein referred to as "Agent Advances"); provided, that the Majority Lenders may at any time revoke the Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof.

                  (B) The Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

         1.3      [Reserved.]

         1.4      Letters of Credit.

                  (a) Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of each Borrower one or more commercial/documentary and standby letters of credit ("Letter of Credit") and/or
(ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Agent, which issues a Letter of Credit for the account of each Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") from time to time during the term of this Agreement.

                  (b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit by the Funds Administrator on behalf of any Borrower and all commissions, fees, and charges due from such Borrower in connection with the opening thereof would exceed either (A) the applicable Availability of Garlock Sealing or the Excess Collateral Providers, as applicable, or (B) Aggregate Availability at such time; or (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.4 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

                  (c) Other Conditions. In addition to conditions precedent contained in Article 8, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

                           (1)      The Funds Administrator (on behalf of the
requesting Borrower) shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

                           (2)      As of the date of issuance, no order of any
court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of

Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                  (d)      Issuance of Letters of Credit.

                           (1)      Request for Issuance. The Funds
Administrator must notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Funds Administrator shall attach to such notice the proposed form of the Letter of Credit.

                           (2)      Responsibilities of the Agent; Issuance. As
of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility, the applicable Availability of the applicable Borrower and Aggregate Availability. If (i) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from such Borrower in connection with the opening thereof would not exceed such Borrower's applicable Availability or Aggregate Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                           (3)      No Extensions or Amendment. The Agent shall
not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section
1.4 are met as though a new Letter of Credit were being requested and issued.

                  (e) Payments Pursuant to Letters of Credit. The Borrowers agree on a joint and several basis to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrowers may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Funds Administrator on behalf of the applicable Borrower to the Agent for a Borrowing of a Base Rate Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

                  (f)      Indemnification; Exoneration; Power of Attorney.

                           (1)      Indemnification. In addition to amounts
payable as elsewhere provided in this Section 1.4, the Borrowers agree to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent (other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The Borrowers' obligations under this Section shall survive payment of all other Obligations.

                           (2)      Assumption of Risk by the Borrowers. As
among the Borrowers, the Lenders, and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this
Section 1.4(f).

                           (3)      Exoneration. Without limiting the foregoing,
no action or omission by Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) with respect to any Letter of Credit shall result in any liability of Agent or and Lender to the Borrowers, or relieve the Borrowers of any of their respective obligations hereunder to any such Person.

                           (4)      Rights Against Letter of Credit Issuer.
Nothing contained in this Agreement is intended to limit the Borrowers' rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrowers and the Letter of Credit Issuer.

                           (5)      Account Party. The Borrowers hereby
authorize and direct any Letter of Credit Issuer to name the Borrowers (or any applicable Borrower) as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                  (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.4(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

         1.5 Bank Products. The Borrowers may request and the Agent may, in its sole and absolute discretion, arrange for the Borrowers to obtain from the Bank or the Bank's Affiliates Bank Products although the Borrowers are not required to do so. If Bank Products are provided by an Affiliate of the Bank, the Borrowers agree, on a joint and several basis, to indemnify and hold the Agent, the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit the Borrowers' rights, with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between the Borrowers (or any of them) and the Bank which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. Each of the Borrowers acknowledges and agrees that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates.

                                   ARTICLE 2
                                INTEREST AND FEES

         2.1      Interest.

                  (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Funds Administrator has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                           (i)      For all Base Rate Loans and other
         Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

                           (ii) For all LIBOR Rate Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date.

                  (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

         2.2      Continuation and Conversion Elections.

                  (a)      The Borrowers may (by notice from the Funds
Administrator):

                           (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

                           (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

                  (b) The Funds Administrator shall deliver a notice of continuation/conversion ("Notice of Continuation/Conversion") to the Agent not later than 1:00 p.m. (Eastern time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                           (i)      the proposed Continuation/Conversion Date;

                           (ii)     the aggregate amount of Loans to be
                  converted or renewed;

                           (iii) the type of Loans resulting from the proposed conversion or continuation; and

                           (iv) the duration of the requested Interest Period, provided, however, the Funds Administrator may not select an Interest Period that ends after the Stated Termination Date.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Funds Administrator has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Funds Administrator shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                  (e) There may not be more than ten (10) different LIBOR Rate Loans in effect hereunder at any time.

         2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of
(i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers such excess.

         2.4 Agent Fees. The Borrowers agree on a joint and several basis to pay the Agent the fees as set forth in the fee letter dated May 16 2002, between the Agent and the Borrowers.

         2.5 Unused Line Fee. On the first day of each month and on the Termination Date the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to the Applicable Unused Line Rate per annum on each day during the immediately preceding month (or shorter period if calculated for the first month hereafter or on the Termination Date) times the amount by which the Maximum Revolver Amount exceeded the sum of the outstanding amount of Revolving Loans and the undrawn face amount of outstanding Letters of Credit on such day. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrowers' Loan Accounts immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this
Section 2.5.

         2.6 Letter of Credit Fee. The Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a per annum fee (the "Letter of Credit Fee") equal to (i) the Applicable Margin with respect to LIBOR Loans in effect from time to time in the case of documentary Letters of Credit and (ii) the Applicable Margin with respect to LIBOR Loans in effect from time to time plus one-eighth percent (0.125%) per annum facing fee in the case of standby Letters of Credit, and to the Letter of Credit Issuer, all other customary out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                                   ARTICLE 3
                            PAYMENTS AND PREPAYMENTS

         3.1 Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers shall pay to the Agent, for account of the Lenders, (i) the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds the lesser of the aggregate Borrowing Base or the Maximum Revolver Amount, (ii) the amount by which the Aggregate Revolver Outstandings of Garlock Sealing exceeds the Garlock Sealing Borrowing Base and (iii) the amount by which the Aggregate Revolver Outstandings of the Excess Collateral Providers exceeds the Excess Collateral Providers Borrowing Base.

         3.2 Termination of Facility. The Borrowers may terminate this Agreement upon at least ten (10) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit, (b) the payment in full in cash of all reimbursable expenses and other Obligations, and (e) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under Section 4.4, if any

         3.3      Lockboxes and Blocked Accounts.

         (a)      (I)      Each Borrower shall have established and shall
                  maintain, at one or more financial institutions selected by such Borrower and acceptable to the Agent (each a "Lockbox Bank"), one or more lockboxes (with respect to each Borrower, such Borrower's "Lockboxes") and shall instruct all account debtors on the Accounts of such Borrower to remit all payments to such Borrower's Lockboxes. Each applicable Borrower shall maintain a depository account at each Lockbox Bank (with respect to each Borrower, such Borrower's "Depository Accounts") and shall cause all amounts remitted to each such Lockbox to be deposited into such Depository Accounts. Each Borrower, the Agent and the applicable financial institutions shall have entered into a Lockbox and Control Agreement providing, among other things, that all amounts which are deposited into the Depository Accounts shall be transferred at the end of each day to, (A) in the case of Garlock Sealing, the Garlock Sealing Concentration Account and (B) in the case of any Excess Collateral Provider, the Excess Collateral Provider Concentration Account. All amounts received by any Borrower from any account debtor, in addition to all other cash received from any other source that constitutes proceeds of Collateral, shall upon receipt be deposited into (A) in the case of such a receipt by Garlock Sealing, the Garlock Sealing Concentration Account and (B) in the case of such a receipt by an Excess Collateral Provider, the Excess Collateral Provider Concentration Account. In addition, from and after the Closing Date the Borrowers shall cause all proceeds payable to any Borrower under or in connection with any Asbestos Insurance Policy to be deposited into the Insurance Proceeds Account.

                           (ii) In addition, (A) Garlock Sealing and the Bank and (B) each of the Excess Collateral Providers and the Bank shall enter into agreements (each a "Concentration Account Agreement") providing that all available amounts held or received in the Garlock Sealing Concentration Account or the Excess Collateral Providers Concentration Account shall be transferred at the end of each day to an account maintained by the Agent at the Bank (the "Agent Account") and applied in accordance with the provisions of Section 3.8 hereof and
                  Section 11(c) of the Security Agreement.

                           (iii) The closing of any Lockbox, any related Depository Account, and the termination of any Lockbox and Control Agreement shall require in each case the prior written consent of the Agent, which consent shall not be unreasonably withheld. The Borrowers shall not close either of the Garlock Concentration Account or the Excess Collateral Providers Concentration Account or any related Concentration Account Agreement without the prior written consent of the Agent.

                  (b) All amounts received by the Agent for distribution hereunder shall, except as otherwise provided in this Agreement, be applied in the order and manner set forth in Section 3.8 hereof and Section 11(c) of the Security Agreement.

         3.4      [Reserved].

         3.5 LIBOR Rate Loan Prepayments. In connection with any prepayment, if any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lenders the amounts described in Section 4.4.

         3.6      Payments by the Borrowers.

                  (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (Eastern time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         3.7 Payments as Revolving Loans. At the election of Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Accounts for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances).

         3.8 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to Agent and the Letter of Credit Issuer and except as provided in Section 11.1(b). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of all Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit (provided that, unless payment is otherwise required pursuant to the terms of this Agreement or a Event of Default shall have occurred and be continuing, no payment of any LIBOR Rate Loan shall be required other than on the last day of the applicable Interest Period); sixth, to pay an amount to Agent equal to all due and outstanding Letter of Credit Obligations (and, to the extent required pursuant to this Agreement or after the occurrence and during the continuance of an Event of Default an additional amount to be held as cash collateral for such Obligations not yet due); seventh, to the payment of any other Obligation, including any amounts relating to Bank Products due to the Agent or any Lender (or any Affiliate of any Lender) by the Borrowers; and eighth, to the Funds Administrator for the benefit of the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Funds Administrator, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         3.9 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and hereby indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.9 shall survive the termination of this Agreement.

         3.10 Agent's and Lenders' Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Funds Administrator a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.8 and corrections of errors discovered by the Agent), unless the Funds Administrator notifies the Agent in writing to the contrary within sixty (60) days after such statement is rendered. In the event a timely written notice of objections is given by the Funds Administrator, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

                                   ARTICLE 4
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.1      Taxes.

                  (a) Any and all payments by the Borrowers to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

                  (b) Each of the Borrowers agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

                  (c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                           (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii) the applicable Borrower shall make such deductions and withholdings;

                           (iii) the applicable Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) the Borrowers shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) At the Agent's request, within 30 days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Funds Administrator shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                  (e) If any Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

         4.2      Illegality.

                  (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Funds Administrator through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Agent and the Funds Administrator that the circumstances giving rise to such determination no longer exist.

                  (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon receipt by the Funds Administrator of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under
Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans. If any Borrower is required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, such Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

         4.3      Increased Costs and Reduction of Return.

                  (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or
(ii) the compliance by that Lender
with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                  (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Funds Administrator through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

         4.4 Funding Losses. The Borrowers shall reimburse each Lender and hold each Lender harmless on a joint and several basis from any loss or expense which such Lender may sustain or incur as a consequence of:

                  (a) the failure of any Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                  (b) the failure of any Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

                  (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

         4.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the

Funds Administrator and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Funds Administrator may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If the Funds Administrator does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Funds Administrator, in the amount specified in the applicable notice submitted by the Funds Administrator, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

         4.6 Certificates of Agent; Replacement of Requesting Lenders(a) . If any Lender claims reimbursement or compensation under this Article 4, Agent shall reasonably determine the amount thereof and shall deliver to the Funds Administrator (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender and the basis for the determination of such amount, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error. If, any Lender shall so claim any reimbursement or compensation pursuant to Section 4.1 or 4.3, or is unable to make LIBOR Loans as a consequence of the items described in Section 4.2, then, at the Funds Administrator's request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, to purchase from such Lender, and such Lender agrees that it shall sell, all such Lender's Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

         4.7 Survival. The agreements and obligations of the Borrowers in this Article 4 shall survive the payment of all other Obligations.

                                   ARTICLE 5
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         5.1 Books and Records. The Borrowers shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Borrowers shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrowers shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts;
(b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

         5.2 Financial Information. The Borrowers shall promptly furnish to each Lender, all such financial information as the Agent shall reasonably request. Without limiting the foregoing, the Borrowers will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

                  (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited balance sheets, and income statements, cash flow statements and changes in stockholders' equity for the Parent for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Parent and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by the Parent and reasonably satisfactory to the Agent. The Parent, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders. Upon the Agent's request, the Parent and each of the Borrowers shall authorize the Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Parent and its Subsidiaries and to discuss directly with the Agent the finances and affairs of the Parent and its Subsidiaries. So long as no Default or Event of Default shall have occurred and be continuing, the Parent and the Borrowers shall be included in any such communications with such accountants.

                  (b) As soon as available, but in any event not later than forty five (45) days after the end of each month (including the last month of each Fiscal Year), consolidated and consolidating (by business unit) unaudited balance sheets of the Parent and of its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating (by business unit) unaudited income statements and cash flow statements for the Parent and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Parent and each Borrower shall certify by a certificate signed by the Parent's chief financial officer and an officer of each Borrower that all such statements have been prepared in accordance with GAAP (other than the absence of footnotes and customary year-end audit adjustments) and present fairly the Parent's and such Borrower's financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

                  (c) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, a certificate of the independent certified public accountants that examined the audited financial statements delivered pursuant to Section 5.2(a) with respect to such year, to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

                  (d) Within forty five (45) days after the end of each fiscal month (including the last month of each Fiscal Year), a certificate of the chief financial officer of the Parent and an officer of each Borrower setting forth in reasonable detail the calculations required to establish compliance with the covenants set forth in Section 7.23 during the period covered in such Financial Statements and as at the end thereof (to the extent compliance is required during such applicable period as provided in Section
7.23. Within forty five (45) days after the end of each month, a certificate of the chief financial officer of the Parent and an officer of each Borrower stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) each Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (E) explaining the variances of the figures versus the prior Fiscal Year financial statements; provided that the information described in clauses (D) and (E) above need only be furnished after the end of each fiscal quarter and may be delivered within such forty-five (45) day period after the first three fiscal quarters of each Fiscal Year with the 10-Q and within ninety (90) days after the last fiscal quarter of each Fiscal Year with the 10-K reports required to be delivered pursuant to clause (f) below. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto.

                  (e) No later than forty five (45) days after the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating (by business unit) balance sheets, income statements and cash flow statements) for each Borrower and its Subsidiaries as at the end of and for each month of such Fiscal Year.

                  (f) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by Parent or any Borrower or any of their respective Subsidiaries with the Securities and Exchange Commission under the Exchange Act (including all 10-Ks and 10-Qs filed by any such Person), and all material reports, notices, or statements sent or received by Parent, any such Borrower or any of their respective Subsidiaries to or from the holders of any equity interests of Parent or of any Debt of Parent, any Borrower or any of their respective Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                  (g) Within forty five (45) days after the end of each fiscal quarter, the updated reports of patents, trademarks and other Proprietary Rights required to be delivered pursuant to the terms of any Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement.

                  (h) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which Parent or any Borrower makes available to shareholders of the Parent or holders of any public Debt of Parent or any Borrower.

                  (i) If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by Parent, any Borrower or any of their respective Subsidiaries.

                  (j) As soon as available, but in any event (i) at any time that the Aggregate Availability shall be greater than $30,000,000, within fifteen (15) days after the end of each month (for such month) and (ii) at any time that the Aggregate Availability shall be equal to or less than $30,000,000, within two (2) Business Days after the end of each calendar week, a Borrowing Base Certificate and supporting information in accordance with Section 9 of the Security Agreement.

                  (k) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs, Collateral, litigation, liabilities or potential liabilities of Parent, any Borrower or any Subsidiary of any Borrower.

         5.3 Notices to the Lenders. The Borrowers shall notify the Agent and the Lenders in writing of the following matters at the following times (which notification may be made by the Funds Administrator):

                  (a) Immediately after becoming aware of any Default or Event of Default;

                  (b) Immediately after becoming aware of the assertion by the holder of any Debt of Parent, any Borrower or any Subsidiary in a face amount in excess of $2,000,000 that a default exists with respect thereto or that the Parent, any Borrower or such Subsidiary is not in compliance with the terms thereof;

                  (c) Immediately after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

                  (d) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

                  (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Parent, any Borrower or any of their respective Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

                  (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Parent, any Borrower or any of their respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

                  (g) Immediately after receipt of any notice (i) of any violation by the Parent, any Borrower or any of their respective Subsidiaries of any Environmental Law or (ii) that any Governmental Authority has asserted in writing that the Parent, any Borrower or any of their respective Subsidiaries is not in compliance with any Environmental Law or is investigating the Parent, any such Borrower's or such Subsidiary's compliance therewith, which in either case, could reasonably be expected to have a Material Adverse Effect;

                  (h) Immediately after receipt of any written notice that the Parent, any Borrower or any of their respective Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent, any Borrower or any of their respective Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $3,000,000;

                  (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of the Parent, any Borrower or any of their respective Subsidiaries;

                  (j) Any change in the Parent's, any Borrower's or any Guarantors' name as it appears in the state of its incorporation or other organization, state of incorporation or organization, type of entity, organizational identification number, locations where Collateral is located (other than (A) consignments of Inventory in the ordinary course of business not to exceed $2,000,000 at any one time, (B) other Inventory having an aggregate value of less than $1,000,000 and (C) other immaterial portions of the Collateral), or form of organization, trade names under which any Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

                  (k) Within ten (10) Business Days after any Borrower or any ERISA Affiliate knows that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

                  (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS any respect to such request, and (iii) a copy of each other filing or notice filed with the

         PBGC, the DOL or the IRS, with respect to each Plan by either any Borrower or any ERISA Affiliate;

                  (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by any Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

                  (n) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase the Parent's any Borrower's or any of their respective Subsidiaries' annual costs with respect thereto by an amount in excess of $3,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or

                  (o) Within three (3) Business Days after any Borrower or any ERISA Affiliate knows that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

         Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Parent, the applicable Borrower(s), the Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

         5.4 Initial Field Examination. The Borrowers acknowledge and agree the Agent shall conduct (at the Borrowers' expense) a field examination of the Collateral, including, without limitation, the Borrowers' Accounts and Inventory within sixty (60) days after the Closing Date, and that such examination may result in adjustments to Eligible Accounts, Eligible Inventory and related Reserves.

                                   ARTICLE 6
                     GENERAL WARRANTIES AND REPRESENTATIONS

         Each Borrower with respect to itself, each other Borrower and each of their respective Subsidiaries warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing:

         6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Borrower has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Each Borrower has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Borrower, and constitute the legal, valid and binding obligations of each such Borrower, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or by general equitable principles. Each Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of any Borrower or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which any Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to any Borrower or any of their respective Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of any Borrower or any of their respective Subsidiaries.

         6.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral securing all the Obligations, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (a), (c), (d) and
(e) of the definition of Permitted Liens, Liens existing as of the Closing Date and described on Schedule 6.9, and Liens securing Capital Leases and purchase money liens on Collateral (other than Inventory) securing purchase money Debt permitted by Section 7.13, and enforceable against each applicable Borrower and all third parties, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or by general equitable principles.

         6.3 Organization and Qualification. Each Borrower (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in each jurisdiction necessary in order for it to own or lease its property and conduct its business, except for such jurisdictions where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property. As of the Closing Date each Borrower is qualified to do business and is in good standing in the jurisdictions set forth opposite its name on Schedule 6.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business as of the Closing Date.

         6.4      Corporate Name; Prior Transactions. Except as set forth on
Schedule 6.4 or as disclosed pursuant to the requirements of the Security Agreement, no Borrower or Domestic Subsidiary of any Borrower has, during the past five (5) years, been known by or used any other corporate or fictitious name or trade name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person. All trade names or styles under which the Parent, any Borrower or any of their respective Domestic Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.4 or have been disclosed to the Agent pursuant to the requirements of the Security Agreement.

         6.5 Subsidiaries and Affiliates. Schedule 6.5 is a correct and complete list of the name and relationship to the Borrowers of each and all of the Borrowers' Subsidiaries and other Affiliates as of the Closing Date. Each Domestic Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and own its property.

         6.6      Financial Statements and Projections.

                  (a) The Borrowers have delivered to the Agent and the Lenders the pro forma balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Parent and its consolidated Subsidiaries as of December 31, 2001 (which pro forma was based on the audited financial statements for such Fiscal Year of Coltec and its consolidated Subsidiaries, which was accompanied by the report thereon of such Borrower's independent certified public accountants, Ernst & Young). All such financial statements have been prepared in accordance with GAAP (to the extent applicable) and present accurately and fairly in all material respects on a pro forma basis the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

                  (b) The Latest Projections as of the date submitted to the Lenders as required herein represent the Borrowers' best estimate of the future financial performance of the Borrowers and their respective consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

                  (c) The Borrowers have delivered the pro forma balance sheet and related pro forma statement of income, retained earnings, and cash flows for the Parent and its consolidated Subsidiaries as at May 31, 2002, attached hereto as Exhibit B, and such financial statements have been prepared in accordance with GAAP (to the extent applicable) and present accurately and fairly the Parent's financial condition on a pro forma basis as at such date after giving effect to the transactions contemplated by the Spinoff (assuming the Spinoff had occurred on such date and the Closing Date had been such date).

         6.7 Capitalization. Set forth on Schedule 6.7 is the authorized capital stock of the Parent, each Borrower and each of the Borrower's Subsidiaries as of the Closing Date. All shares and other equity interests reflected as being outstanding on such Schedule are validly issued and outstanding and are owned beneficially and of record as of the Closing Date by the Person indicated on such Schedule. All such shares of any corporation are fully paid and non-assessable.

         6.8 Solvency. The Parent and each Borrower is Solvent prior to and after giving effect to each requested Borrowing and the issuance of each Letter of Credit to be issued, and reasonably expects to remain Solvent during the term of this Agreement.

         6.9 Debt. After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Parent, the Borrowers and their respective Domestic Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 6.9 and (c) Debt expressly permitted pursuant to Section 7.13.

         6.10 Distributions. Through the date of the Spinoff, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent, any Borrower or any of their respective Subsidiaries, except as set forth in the financial statements referred to in
Section 6.6(c).

         6.11 Real Estate; Leases. Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by the Parent or any Borrower and all Real Estate owned by any of their respective Domestic Subsidiaries, all leases and subleases of real or personal property held by the Parent, any Borrower or any of their respective Domestic Subsidiaries as lessee or sublessee (other than leases of personal property as to which any such Borrower is lessee or sublessee for which the value of such personal property in the aggregate is less than $1,500,000), and all leases and subleases of real or personal property held by the Parent, any Borrower or any of their respective Domestic Subsidiaries as lessor, or sublessor. Except to the extent terminated in the ordinary course of business, each of such leases and subleases relating to the lease of any material personal property or the lease of any location at which any Collateral is located is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any Borrower or any such Domestic Subsidiary, or to the Borrowers' knowledge any other party, party to any such lease or sublease exists, except as identified on Schedule 6.11. The Parent, the applicable Borrower, or the applicable Subsidiary has good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by such Person, or valid leasehold interests in all Real Estate designated therein as "leased" by such Person and such Person has good, indefeasible, and merchantable title to all of its other material property reflected on the pro forma balance sheet referred to in Section 6.6(c), except as disposed of as permitted by this Agreement since the date thereof, free of all Liens except Liens permitted under Section 7.18.

         6.12 Proprietary Rights. Schedule 6.12 sets forth a correct and complete list of all of the Parent's, each Borrower's and each of their respective Domestic Subsidiaries' registered United States patents and patent applications, United States registered trademark and trademark applications, United States registered copyright and copyright applications and all other material United States Proprietary Rights as of the Closing Date. None of such Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12. Each of the Parent, each Borrower and each of their respective Subsidiaries owns or is licensed or otherwise has the right to use all Proprietary Rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person, except for any such conflict which could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent, any Borrower or any of their respective Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrowers, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.13     [Reserved].

         6.14 Litigation. Except as set forth on Schedule 6.14, there is no pending, or to the best of the Borrowers' knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of the Borrowers' knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

         6.15 Labor Disputes. Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Parent, any Borrower or any of their respective Domestic Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement,
(c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Parent, any Borrower or any of their respective Domestic Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of each Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Parent, any Borrower or any of their respective Domestic Subsidiaries or their employees.

         6.16     Environmental Laws. Except as otherwise disclosed on Schedule
6.16:

                  (a) The Parent, each Borrower and each of their respective Subsidiaries have complied in all material respects with all Environmental Laws. None of the Parent, any Borrower nor any of their respective Subsidiaries nor any of their respective presently owned real property or presently conducted operations, nor, to their knowledge, any of their previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant, except to the extent any such noncompliance, enforcement order or liability could not reasonably be expected to have a Material Adverse Effect.

                  (b) The Parent, each Borrower and each of their respective Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Parent, each Borrower and each of their respective Subsidiaries are in compliance with all material terms and conditions of such permits, except to the extent that the lack of a permit or any such non-compliance could not reasonably be expected to have a Material Adverse Effect.

                  (c) None of the products manufactured, distributed or sold by the Parent, any Borrower or any of their respective Subsidiaries on and after the date of this Agreement contain asbestos containing material.

                  (d)      No Environmental Lien has attached to the Real
Estate.

         6.17 No Violation of Law. None of the Parent, any Borrower nor any of their respective Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         6.18 No Default. None of the Parent, any Borrower nor any of their respective Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Parent, any Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

         6.19     ERISA Compliance. Except as specifically disclosed in Schedule
6.19:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification. The Borrowers and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) no Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069(a) or 4212(c) of ERISA.

         6.20 Taxes. Each of the Parent, each Borrower and each of their respective Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

         6.21 Regulated Entities. None of the Parent, any Borrower, any of their respective Subsidiaries nor any Person controlling the Parent, any Borrower, or any of their respective Subsidiaries, is an "Investment Company" within the meaning of the Investment Company Act of 1940. None of the Parent, any Borrower, nor any of their respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         6.22 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for working capital purposes and other general corporate purposes permitted by this Agreement. None of the Parent, any Borrower nor any of their respective Subsidiaries is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.23     [Reserved].

         6.24 No Material Adverse Change. No Material Adverse Effect has occurred since May 31, 2002.

         6.25 Full Disclosure. None of the representations, warranties or statements made by the Parent, any Borrower or any of their respective Subsidiaries in the Loan Documents as of the date such representations, warranties and statements are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Parent, any Borrower or any of their respective Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Parent or any Borrower to the Lenders prior to the Closing Date), in each case, as of the date made, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         6.26 Material Agreements. Schedule 6.26 hereto sets forth as of the Closing Date all material agreements and contracts (within the meaning of Item 601(b)(10) of Regulation S-K of the Securities Act of 1933, as amended) to which the Parent, any Borrower or any of their respective Domestic Subsidiaries is a party or is bound as of the date hereof.

         6.27 Bank Accounts. Schedule 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by the Parent, any Borrower or any of their respective Domestic Subsidiaries with any bank or other financial institution.

         6.28 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Parent, any Borrower or any of their respective Subsidiaries of this Agreement or any other Loan Document.

         6.29 Tax Matters. The representations and warranties of the Parent in support of the "Tax Opinion" (as defined in the Tax Matters Agreement) are true and correct in all material respects as of the Closing Date.

         6.30 EIFA. All amounts owing or payable to any of Coltec, Garlock Sealing or Garrison under any Asbestos Insurance Policy issued by any Person party to the EIFA are and shall be payable solely pursuant to the EIFA.

                                   ARTICLE 7
                       AFFIRMATIVE AND NEGATIVE COVENANTS

         Each of the Borrowers covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

         7.1 Taxes and Other Obligations. The Borrowers shall, and shall cause each of their respective Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and
(c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, no Borrower nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge or Debt described in clause (c) above (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Borrower or its Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

         7.2 Legal Existence and Good Standing. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

         7.3 Compliance with Law and Agreements; Maintenance of Licenses. Each Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). Each Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. No Borrower shall modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

         7.4      Maintenance of Property; Inspection of Property.

                  (a) Each Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

                  (b) Each Borrower shall permit representatives and independent contractors of the Agent (at the expense of the Borrowers) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Funds Administrator; provided, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

         7.5      Insurance.

                  (a) Each Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least B+ or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its reasonable discretion, or acting at the reasonable direction of the Required Lenders, shall specify, in amounts, and under policies acceptable to the Agent and the Required Lenders (provided that such insurance so specified by the Agent shall be obtainable from such an insurer). Without limiting the foregoing, in the event that any improved Real Estate covered by the Mortgages is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area ("SFHA"), the Borrowers shall purchase and maintain flood insurance on the improved Real Estate and any Equipment and Inventory located on such Real Estate. The amount of said flood insurance will be reasonably determined by the Agent, and shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. The Borrowers shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA. The Agent and each of the Lenders confirm to the Borrowers that the level of insurance in effect with respect to the Borrowers and their respective Domestic Subsidiaries and disclosed to the Agent as of the Closing Date constitute an acceptable level of coverage as of such date.

                  (b) The Borrowers shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee (with respect to the Collateral) or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Parent, any Borrower or any of their respective Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrowers when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrowers fail to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans.

         7.6 Insurance and Condemnation Proceeds. The Borrowers (through the Funds Administrator) shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral in excess of $1,000,000, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

                           (i) With respect to insurance and condemnation proceeds relating to Collateral other than Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.8.

                           (ii) With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Agent shall permit or require the Borrowers to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (1) no Default or Event of Default has occurred and is continuing, and (2) Aggregate Availability shall be greater than $15,000,000 at the time of Borrowers' receipt thereof. If at the time of the receipt of any such insurance and condemnation proceeds either (1) a Default or Event of Default has occurred and is continuing or (2) Aggregate Availability shall not be greater than $15,000,000, then such funds shall be paid to the Agent and the Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.8.

         7.7      Environmental Laws.

                  (a) Each Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in material compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall, at the request of the Agent, regularly report to the Agent on such response.

                  (b) Without limiting the generality of the foregoing, each Borrower, at the Agent's request, (through the Funds Administrator) shall submit to the Agent and the Lenders annually, an update of the status of each material environmental compliance or liability issue.

                  (c) The Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of the Parent, any Borrower or any of their respective Subsidiaries is located for the purposes of observing the Real Estate.

         7.8 Compliance with ERISA. The Borrowers shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069(a) or 4212(c) of ERISA.

         7.9 Mergers, Consolidations or Sales. No Borrower nor any of their respective Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for (i) sales of Inventory and licenses or leases of any Proprietary Rights in the ordinary course of its business (provided that no such license or lease shall be on an exclusive basis, if the Proprietary Rights which are the subject thereof are necessary or desirable to enable the Agent to sell, dispose, or complete manufacture of, or otherwise exercise its rights with respect to, any Collateral), (ii) sales or other dispositions of Equipment in the ordinary course of business that are obsolete or no longer used by Borrower in its business, (iii) Permitted Dispositions, (iv) sales or other dispositions of Fixed Assets which do not constitute Collateral for fair market value in an aggregate amount with respect to all such sales and dispositions after the Closing Date not to exceed $20,000,000 and (v) sales or other dispositions of Fixed Assets which do not constitute Collateral by Foreign Subsidiaries for fair market value. In addition to the foregoing, any Borrower may merge with any other Borrower, any Subsidiary of any Borrower may merge or consolidate with or into any Borrower, and any Subsidiary of any Borrower may merge with any Subsidiary of such Borrower or any other Borrower so long as (i) the surviving Person in any such merger shall be a Wholly-Owned Subsidiary of the Parent and (ii) in no event whatsoever shall any of Garlock Sealing, Garrison or any Dormant Subsidiary be a party to any such merger or consolidation.

         7.10 Distributions; Restricted Investments. None of the Parent, any Borrower nor any of their respective Subsidiaries shall directly or indirectly declare or make, or incur any liability to make, any Distribution, except (i) Distributions to a Borrower by its Subsidiaries or by any such Subsidiary to any other Subsidiary (provided that no Borrower nor any Subsidiary Guarantor may declare or pay any Distribution to any Person that is not a Borrower or a Subsidiary Guarantor), (ii) so long as no Default or Event of Default shall have occurred and be continuing at the time of such Distribution, Distributions from any Borrower or any Subsidiary of any Borrower to the Parent in an amount during any twelve (12) month period, which when added to all other amounts received by the Parent during such period from any Borrower or any

Subsidiary of any Borrower from any source (including, without limitation, payments on any Debt of such Borrower or any of their respective Subsidiaries held by the Parent) shall not exceed 120% of the Parent's actual operating expenses during such period, and (iii) so long as no Default or Event of Default shall have occurred and be continuing at the time of declaration or payment thereof, the Parent may pay cash dividends in an aggregate amount not to exceed $250,000 in any twelve (12) month period. None of the Parent, any Borrower nor any of their respective Subsidiaries shall directly or indirectly declare or make, or incur any liability to make, any Restricted Investment other than (i) Permitted Restricted Investments, (ii) Permitted Foreign Subsidiary Investments,
(iii) Permitted Excess Collateral Provider Loans, (iv) Debt among the Borrowers and their respective Subsidiaries to the extent expressly permitted by Section 7.13(b), (d), (e) and (f) and (v) Permitted Purchase Money Acquisitions.

         7.11 Transactions Affecting Collateral or Obligations. No Borrower nor any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

         7.12 Guaranties. None of Parent, any Borrower nor any of their respective Subsidiaries shall make, issue, or become liable on any Guaranty, except (i) Guaranties of the Obligations in favor of the Agent, (ii) unsecured Guaranties by the Parent, any Borrower or any of their respective Subsidiaries (other than Garlock Sealing or Garrison) with respect to Debt of Parent, any other Borrower or any such Subsidiary in an aggregate outstanding principal amount not to exceed $5,000,000, (iii) unsecured Guaranties entered into by the Parent in the ordinary course of business guaranteeing obligations and/or liabilities not constituting Debt of any Borrower or any Borrower's respective Subsidiaries and (iv) to the extent permitted under Section 7.13(b), other unsecured Guaranties and related obligations in existence as of the Closing Date and arising from discontinued operations.

         7.13 Debt. No Borrower nor any of its Domestic Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) Debt described on Schedule 6.9; (c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment provided that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $5,000,000 at any time; (d) Debt from any Borrower to Coltec in connection with the ordinary course operation of the Borrowers' cash management system; (e) intercompany Debt from any Excess Collateral Provider to any other Excess Collateral Provider (provided that such Debt is subordinated to the Obligations pursuant to the terms of the Intercompany Subordination Agreement);
(f) Debt owing from Garrison to Garlock Sealing pursuant to the terms of that certain Letter Agreement dated as of September 13, 1996 (provided that such Debt is subordinated to the Obligations on terms satisfactory to the Agent); (g) unsecured Debt of the Borrowers (or any Borrower) in an aggregate principal amount for all Borrowers not to exceed $10,000,000 so long as the payment of such Debt is subordinated to the Obligations on terms and conditions satisfactory to the Required Lenders; (h) Debt evidencing a refunding, renewal or extension of the Debt described on Schedule 6.9; provided that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended,
(iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, and (iv) the terms of such refunding, renewal or extension are no less favorable in any material respect to the applicable Borrower, the Agent or the Lenders than the original Debt (other than increases in interest rates to reflect the then current market interest rates; provided that such interest rate may not exceed 125% of the interest rate on such original Debt); (i) Permitted Excess Collateral Provider Loans permitted pursuant to Section 7.10 and (j) Debt incurred by a newly created Subsidiary of any Borrower formed in connection with a Permitted Purchase Money Acquisition, provided that (A) such newly created Subsidiary shall not engage in any transaction with any of the Parent, any Borrower or any other Subsidiary of any Borrower (other than diminimis ordinary course transactions that comply with the provisions of Section 7.15, including diminimis capital contributions required in connection with the formation of such Subsidiary), (B) shall not receive any proceeds of any Revolving Loan or the benefit of any Letter of Credit or any credit or other support from the Parent, any Borrower or any other Subsidiary of the Parent or any Borrower and
(C) such Debt shall be recourse solely to the assets of such newly created Subsidiary.

         7.14 Prepayment. No Borrower nor any of its Subsidiaries shall voluntarily prepay or repurchase any Debt, except (i) the Obligations in accordance with the terms of this Agreement, (ii) payments with respect to Debt owing to or from any Borrower or its respective Subsidiaries to any other Borrower or its respective Subsidiaries, to the extent such payment is permitted pursuant to the terms of the Intercompany Subordination Agreement, and (iii) payments and repurchases of the TIDES if (A) at the time of any such prepayment or repurchase no Default or Event of Default shall have occurred and be continuing, (B) after giving effect to any such prepayment Aggregate Availability shall exceed $30,000,000 and (C) the aggregate amount of any such prepayment shall not exceed the Permitted Excess Expenditure Amount calculated on the date of such prepayment or repurchase.

         7.15 Transactions with Affiliates. Except as set forth below, no Borrower nor any of its Subsidiaries shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, while no Event of Default has occurred and is continuing, each Borrower and its Subsidiaries may
(i) engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to such Borrower and its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate, (ii) make payments pursuant to that certain management agreements and tax sharing agreements to be executed prior to the Closing Date, copies of which shall have been provided to the Agent and each of the Lenders, or which have otherwise been approved by the Agent, (iii) enter into transactions expressly permitted by the terms of Sections 7.9, 7.10, 7.12 and 7.13 and (iv) the guaranty fee payable to Garlock (not to exceed $1,000,000 per annum) payable pursuant to that certain agreement dated on or about the Closing Date between Garlock and Garrison.

         7.16 Investment Banking and Finder's Fees. No Borrower nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrowers shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that any Borrower is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

         7.17 Business Conducted. No Borrower shall nor shall it permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which such Person is engaged on the Closing Date (after giving effect to the Spinoff) and similar businesses that manufacture products, and provide related services, for sale to industrial customers.

         7.18 Liens. No Borrower nor any of their respective Domestic Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens, and Liens, if any, in effect as of the Closing Date described in Schedule 6.9 securing Debt described in Schedule 6.9 and Liens securing Capital Leases and purchase money Debt permitted in Section 7.13.

         7.19 Sale and Leaseback Transactions. No Borrower nor any of their respective Domestic Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for any Borrower or any Domestic Subsidiary to lease or rent property that any Borrower or any Domestic Subsidiary has sold or will sell or otherwise transfer to such Person; provided, however, that any Borrower (or any Domestic Subsidiary of any Borrower) may lease or rent any asset which is sold or disposed of as permitted by Section 7.9.

         7.20 New Subsidiaries. The Borrowers shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 6.5 and Wholly Owned Subsidiaries created in connection with any Permitted Restricted Investment.

         7.21 Fiscal Year. Neither the Parent nor the Borrowers shall change their Fiscal Year.

         7.22 Limitation on Accelerated Settlement of Claims. If at any time Aggregate Availability shall be less than $30,000,000, the Agent, Garlock Sealing and any other Borrower or Subsidiary Guarantor managing asbestos claims against itself shall meet on a prompt basis and discuss such Persons' ongoing strategy with respect to settling and payment of legal claims relating to asbestos and possible changes that such Persons may propose to implement in connection therewith.

         7.23 Fixed Charge Coverage Ratio. The Parent and the Borrowers will maintain a Fixed Charge Coverage Ratio for each period of twelve consecutive fiscal months ended on the last day of each fiscal month of not less than 1.0 to 1; provided that with respect to the fiscal months ending on or before May 31, 2003, such Fixed Charge Coverage Ratio shall be calculated for the period commencing on the Closing Date and ending on the last day of such fiscal month; and provided further that for any period ending prior to September 1, 2002, the Borrowers need only maintain a Fixed Charge

Coverage Ratio of not less than 0.80 to 1.0 and for the period ending on September 30, 2002, the Borrowers need only maintain a Fixed Charge Coverage Ratio of not less than 0.90 to 1.0. The Fixed Charge Coverage Ratio shall only be tested, and the Borrowers need only comply with the covenant set forth in the
Section 7.23, as of the last day of any fiscal month in which either (i) average daily Aggregate Availability of the Borrowers during such fiscal month (as determined by the Agent) shall be equal to or less than $30,000,000 or (ii) Aggregate Availability on any day during such fiscal month (as determined by the Agent) shall be equal to or less than $15,000,000; provided, however, that a breach of such covenant when so tested shall not be cured by an increase of the aggregate average daily Availability in any subsequent month above $30,000,000 or an increase of the Aggregate Availability on any day above $15,000,000.

         7.24 Use of Proceeds. The Borrowers shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of any Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         7.25     Real Property Liens.

         If at any time Aggregate Availability shall be less than $15,000,000 for ten (10) consecutive Business Days, the Borrowers shall, and shall cause each of their respective Domestic Subsidiaries to, promptly (and in any event within 60 days after such event) secure their respective obligations under this Agreement and the other Loan Documents with mortgage liens on all of their respective domestic Real Estate. In connection with the recording of such mortgages and deeds of trust and similar documents, the Agent shall be entitled to obtain title insurance (with appropriate endorsements and a waiver of any survey exception contained therein) and other items customarily received by lenders in similar transactions secured by real property collateral. All costs, expenses, title fees, insurance premiums and similar amounts in connection therewith and with the preparation, negotiation and execution of such mortgages and deeds of trust and similar documents shall be for the account of the Borrowers.

         7.26 Dormant Subsidiaries. From and after the date of this Agreement, no Dormant Subsidiary shall (i) conduct or engage in any business,
(ii) incur of become liable with respect to any Debt, (iii) acquire any assets,
(iv) enter into any transaction with any of the Parent, any Borrower, any of their respective Subsidiaries or any other Person.

         7.27 Tax Matters Agreement. The Parent shall comply in all material respects with all of its respective covenants and obligations under the Tax Matters Agreement, including without limitation, its obligations pursuant to
Section 3.02(b) thereof not to take any action inconsistent with the representation letter delivered by the Parent in connection with the "Tax Opinion" as defined therein (unless the requirements of such Section 3.02(b) have been satisfied).

         7.28 Modification to the EIFA. None of the Parent, any Borrower nor any of their respective Subsidiaries shall amend, modify, supplement, waive or terminate the EIFA or any term, condition or other provision thereof without the prior written consent of the Required Lenders; provided that only the prior written consent of the Agent shall be required with respect to any immaterial amendment, modification, supplement or waiver or any amendment, modification, supplement or waiver that increases or accelerates the timing of payments thereunder.

         7.29 Further Assurances. The Borrowers shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                                   ARTICLE 8
                              CONDITIONS OF LENDING

         8.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

                  (a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrowers before or on such Closing Date.

                  (b) Upon making the Revolving Loans (including such Revolving Loans made to finance the fees payable to the Agent on the Closing Date or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement) and with all its obligations current, the Borrowers shall have Aggregate Availability of at least $35,000,000.

                  (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct in all material respects as if made on such date.

                  (d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

                  (e) The Agent and the Lenders shall have received such opinions of counsel for the Parent, each Borrower and their respective Domestic Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

                  (f)      The Agent shall have received:

                           (i) acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Liens;

                           (ii) duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Parent, each Borrower and their respective Domestic Subsidiaries except Permitted Liens;

                           (iii) (A) executed Assignments of Proceeds of Insurance Policy as Collateral by each of Coltec, Garrison and Garlock, together with executed acknowledgments, in each case in form and substance satisfactory to the Agent, from Eligible Insurance Providers which are obligated, in the aggregate, on at least 50% of the amounts owing to Garlock Sealing as of the Closing Date to reimburse Garlock Sealing for payments made by Garlock Sealing with respect to claims against Garlock Sealing relating to its use and distribution of products alleged to contain asbestos, and (B) an opinion of Robinson, Bradshaw & Hinson, P.A. as to the perfection and priority of the security interest granted to the Agent pursuant to such assignments under North Carolina law.

                  (g) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                  (h) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement and the Agent and each of the Lenders shall be satisfied with such coverage as of the Closing Date.

                  (i) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

                  (j) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders, including, without limitation, acceptable intercreditor agreements with any other secured Debt and subordination terms with respect to any obligations which may become owing under the Goodrich Indemnification Agreement and acceptable subordination terms with respect to Debt among the Borrowers and their respective Subsidiaries.

                  (k) Without limiting the generality of the items described above, the Parent, the Borrowers and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the "Closing Checklist" delivered by the Agent to the Borrowers prior to the Closing Date.

                  (l) The Spinoff shall have occurred and the Agent shall have received comfort satisfactory to the Agent that the representations made by the Parent in support of the "Tax Opinion" as such opinion relates to the tax free nature of the Spinoff are true and correct in all material respects, together with a copy of the executed Tax Matters Agreement.

         The acceptance by the Borrowers of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied (or waived by the necessary Lenders, as applicable), with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrowers, dated the Closing Date, to such effect.

         8.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                  (a) The following statements shall be true, and the acceptance by any Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                           (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Funds Administrator that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

                           (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

                           (iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect.

                  (b) No such Borrowing with respect to any Borrower shall exceed Availability of such Borrower and no such Borrowing to any Borrower shall exceed Aggregate Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).

                                   ARTICLE 9
                               DEFAULT; REMEDIES

         9.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) any failure by any Borrower to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

                  (b) any representation or warranty made or deemed made by any Borrower in this Agreement or by the Parent, any Borrower or any of their respective Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished any such Person at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                  (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(j), 7.2, 7.5, 7.9-7.25, or Section 11 of any Security Agreement, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 (other than 5.2(j)) or 5.3 and such default shall continue for five (5) Business Days or more after the earlier of (A) the date on which an officer of any Borrower acquired knowledge thereof and (B) the date on which written notice thereof is delivered by the Agent or any Lender to the Funds Administrator; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, any other Loan Documents, or any other agreement entered into at any time to which the Parent, any Borrower or any of their respective Subsidiaries and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for fifteen (15) days or more after the earlier of (A) the date on which an officer of any Borrower acquired knowledge thereof and
         (B) the date on which written notice thereof is delivered by the Agent or any Lender to the Funds Administrator;

                  (d) any default shall occur with respect to any Debt (other than the Obligations) of the Parent, any Borrower or any of their respective Subsidiaries in an outstanding principal amount which exceeds $2,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by the Parent, any Borrower or any of their respective Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or the Parent, any Borrower or any of their respective Subsidiaries shall default beyond any applicable grace period in the payment of principal of, or interest on, any such Debt when due (whether at the final maturity thereof or otherwise);

                  (e) the Parent, any Borrower or any of their respective Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; (iv) be unable generally to pay its debts as they become due or shall admit in writing its inability to pay such debts as they become due;

                  (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Parent, any Borrower or any of their respective Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within thirty
         (30) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

                  (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for the Parent, any Borrower or any of their respective Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of the Parent, any Borrower or any of their respective Subsidiaries;

                  (h) the Parent, any Borrower or any of their respective Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                  (i) all or any material part of the property of the Parent, any Borrower or any of their respective Subsidiaries with assets in excess of $2,000,000 in value shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of the Parent, any Borrower or any of their respective Subsidiaries shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  (j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by the Parent, any Borrower or any of their respective Subsidiaries or any other obligor; or the Goodrich Subordination Agreement shall be terminated, revoked or declared void or invalid or unenforceable or challenged by Goodrich, any Borrower or any of their respective Subsidiaries, or any payment shall be made in violation of the terms and provisions thereof; or any subordination agreement or intercreditor agreement (including, without limitation the Intercompany Subordination Agreement) entered into with the Agent with respect to any intercompany Debt among the Parent, Borrowers and their respective Subsidiaries shall be terminated, revoked or declared void or invalid or unenforceable or challenged by the Parent, any Borrower or any of their respective Subsidiaries, or any payment shall be made in violation of the terms and provisions thereof;

                  (k) one or more judgments, orders, decrees or arbitration awards is entered against the Parent, any Borrower or any of their respective Subsidiaries involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $2,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

                  (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of the Parent, any Borrower or any of their respective Subsidiaries occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                  (m) there is filed against the Parent, any Borrower or any of their respective Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                  (n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                  (o) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $2,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $2,000,000; or (iii) any Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
         Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $2,000,000;

                  (p) at any time the Agent shall not have a perfected first priority security interest (acknowledged by the applicable insurance company pursuant to an acknowledgment in form and substance satisfactory to the Agent) in at least 50% of the amounts owing to Garlock Sealing as such time to reimburse Garlock Sealing for payments made by Garlock Sealing with respect to claims against Garlock Sealing relating to its use and distribution of products alleged to contain asbestos;

                  (q)      there occurs a Change of Control; or

                  (r)      there occurs an event having a Material Adverse
         Effect.

         9.2      Remedies.

                  (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Borrower: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require any Borrower to cash collateralize all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrowers' premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrowers shall, upon the Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrowers agree that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrowers if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrowers' respective addresses specified in or pursuant to Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each of the Borrowers irrevocably waives:
(A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each of the Borrowers agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge after the occurrence and during the continuance of an Event of Default, the Borrowers' labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

                  (c) If an Event of Default occurs, each of the Borrowers hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                                   ARTICLE 10
                              TERM AND TERMINATION

         10.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 11

          AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

         11.1     Amendments and Waivers.

                  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Parent, any Borrower or any of their respective Subsidiaries therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrowers (or other applicable Person) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrowers and acknowledged by the Agent, do any of the following:

                           (i) increase or extend the Commitment of any Lender;

                           (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                           (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                           (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                           (v) increase any of the percentages set forth in the definition of the Borrowing Base, Garlock Sealing Borrowing Base or Excess Collateral Providers Borrowing Base;

                           (vi) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

                           (vii) release any Guaranties of the Obligations (other than release of any Subsidiary Guarantor of its obligations under the Subsidiary Guaranty if such Subsidiary Guarantor is sold or otherwise disposed of as permitted by this Agreement or pursuant to a transaction consented to by the Required Lenders) or release Collateral other than as permitted by Section 12.11;

                           (viii) change the definitions of "Majority Lenders" or "Required Lenders";

                           (ix) increase the Maximum Revolver Amount, and Letter of Credit Subfacility; or

                           (x)      amend Section 3.8;

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and provided further, that Schedule 1.2 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith.

                  (b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

                  (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change"):

                           (i) requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

                           (ii) requiring the consent of Required Lenders, the consent of Majority Lenders is obtained,

then, so long as the Agent is not a Non-Consenting Lender, at the Funds Administrator's request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

         11.2     Assignments; Participations.

                  (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), and so long as no Default or Event of Default has occurred and is continuing, with the written consent of the Funds Administrator (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent or the Funds Administrator shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $10,000,000; provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Funds Administrator and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Funds Administrator and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any note or notes subject to such assignment and
(iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500 (other than with respect to assignments to such assignor's Affiliates). The Borrowers agree to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Agent to evidence assignments of the Loans and Commitments in accordance herewith.

                  (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrowers to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d)      Immediately upon satisfaction of the requirements of
Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                  (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of any Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a) (i), (ii) and (iii), and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 12
                                    THE AGENT

         12.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and the Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, the Garlock Sealing Borrowing Base or the Excess Collateral Providers Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

         12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         12.3     Liability of Agent. None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Parent, any Borrower or any of their respective Subsidiaries or Affiliates, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Parent, the Borrowers or any of their respective Subsidiaries or Affiliates.

         12.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the

Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Funds Administrator referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         12.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Parent, the Borrowers and their respective Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Parent, the Borrowers and their respective Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Parent, the Borrowers and their respective Affiliates. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Parent, the Borrowers and their respective Affiliates which may come into the possession of any of the Agent-Related Persons.

         12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         12.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent, any Borrower and any of their respective Subsidiaries or Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding the Parent, any Borrower and any of their respective Subsidiaries or Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Parent, any Borrower and any of their respective Subsidiaries or Affiliates) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

         12.9 Successor Agent. The Agent may resign as Agent upon at least 30 days' prior notice to the Lenders and the Funds Administrator, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Funds Administrator, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         12.10    Withholding Tax.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                           (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                           (iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                  (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         12.11    Collateral Matters.

                  (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Funds Administrator certifies to the Agent that the sale or disposition is made in compliance with Section 7.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrowers owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrowers under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that, in addition to releases of Collateral sold pursuant to Section 7.9 or other dispositions expressly approved by the Required Lenders, the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $2,000,000 during each Fiscal Year with the prior written authorization of Required Lenders. Upon request by the Agent or the Funds Administrator at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

                  (b) Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Agent's authority to release Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Funds Administrator, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         12.12    Restrictions on Actions by Lenders; Sharing of Payments.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrowers or any accounts of the Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                  (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         12.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

         12.14 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans, Term Loans or otherwise. Unless the Agent receives notice from the Funds Administrator prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         12.15    Settlement.

                  (a) (i) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                           (ii)     The Agent shall request settlement
("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Eastern time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent's account, not later than 2:00 p.m. (Eastern time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

                           (iii)    Notwithstanding the foregoing, not more than
one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans.

                           (iv)     From and after the date, if any, on which
any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

                           (v)      Between Settlement Dates, the Agent, to the
extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

                           (vi)     Unless the Agent has received written notice
from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed either the Availability of such Borrower or Aggregate Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.

                  (b) Lenders' Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

                  (c) Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender's Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred corresponding amount to the Borrowers on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender's Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Funds Administrator of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

                  (d) Retention of Defaulting Lender's Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line

Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their respective duties and obligations hereunder.

                  (e) Removal of Defaulting Lender. At the Funds Administrator's request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Funds Administrator shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after Agent has arranged for a purchase by Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount.

         12.16    Letters of Credit; Intra-Lender Issues.

                  (a) Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

                  (b)      Participations in Letters of Credit.

                           (i)      Purchase of Participations. Immediately upon
issuance of any Letter of Credit in accordance with Section 1.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

                           (ii)     Sharing of Reimbursement Obligation
Payments. Whenever the Agent receives a payment from the Borrowers on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrowers. Each such payment shall be made by the Agent on the next Settlement Date.

                           (iii)    Documentation. Upon the request of any
Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.


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

                           (iv)     Obligations Irrevocable. The obligations of
each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrowers for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

                           (1)      any lack of validity or enforceability of
this Agreement or any of the other Loan Documents;

                           (2)      the existence of any claim, setoff, defense
or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

                           (3)      any draft, certificate or any other document
presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (4)      the surrender or impairment of any security
for the performance or observance of any of the terms of any of the Loan Documents;

                           (5)      the occurrence of any Default or Event of
Default; or

                           (6)      the failure of any Borrower to satisfy the
applicable conditions precedent set forth in Article 8.

                  (c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of any Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Funds Administrator prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                  (d) Indemnification by Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations.

         12.17 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Non-Ratable Loans, Hedge Agreements, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

         12.18 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of the Agent;

                  (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding any Borrower and will rely significantly upon the Borrowers' books and records, as well as on representations of the Borrowers' personnel;

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to any Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of any Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         12.19 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

         12.20 Syndication Agent. No Lender identified on the facing page or signature pages of this Agreement as a "Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "Syndication Agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.


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

         13.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         13.3     Governing Law; Choice of Forum; Service of Process.

                  (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NORTH CAROLINA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NORTH CAROLINA OR OF THE UNITED STATES OF AMERICA LOCATED IN THE WESTERN DISTRICT OF NORTH CAROLINA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  (c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.


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

         13.4 WAIVER OF JURY TRIAL. EACH BORROWER, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         13.5 Survival of Representations and Warranties. All of the Borrowers' respective representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

         13.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting the Borrowers' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         13.7 Fees and Expenses. The Borrowers agree to pay to the Agent, for its benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Borrower under the Loan Documents that such Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel,


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

lodging, and meals for inspections of the Collateral and the Borrowers' respective operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); and
(g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Depository Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay costs and expenses incurred by the Agent (including Attorneys' Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrower's Loan Accounts as Revolving Loans as described in
Section 3.7.

         13.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

         If to the Agent or to the Bank:

                  Bank of America, N.A.
                  600 Peachtree Street
                  5th Floor
                  Atlanta, Georgia 30308
                  Attention: Perri H. Love
                  Telecopy No.: 404-607-6437

         If to any Borrower or the Funds Administrator:

                  Coltec Industries Inc
                  c/o  EnPro Industries, Inc.
                  5605 Carnegie Boulevard
                  Charlotte, North Carolina 28209-4674
                  Attention: Treasurer
                  Telecopy No.: 704-731-1569
or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         13.9 Waiver of Notices. Unless otherwise expressly provided herein, the each Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Borrower which the Agent or any Lender may elect to give shall entitle such Borrower or any other Borrower to any or further notice or demand in the same, similar or other circumstances.

         13.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         13.11    Indemnity of the Agent and the Lenders by the Borrowers.

                  (a) Each of the Borrowers agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, Affiliates, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that no Borrower shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting primarily from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

                  (b) Each of the Borrowers agrees to indemnify, defend and hold harmless the Agent and the Lenders (and their respective Affiliates) from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to any Borrower's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about any Borrower's property or operations or property leased to any Borrower. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

         13.12 Limitation of Liability. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO CLAIM MAY BE MADE BY ANY BORROWER, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, ANY BORROWER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER, THE AGENT, AND EACH LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         13.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrowers, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement, the Fee Letter and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Agent and the requisite Lenders.

         13.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Borrowers in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         13.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         13.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Funds Administrator and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY BORROWER OR SUBSIDIARY GUARANTOR HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

         13.17    Confidentiality.

                  (a) Each of the Borrowers hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the names and addresses of the Borrowers and a general description of the Borrowers' businesses and may use the Borrowers' names in advertising and other promotional material.

                  (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrowers and provided to the Agent or such Lender by or on behalf of the Borrowers, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the applicable Borrower is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates.

         13.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable


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

provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

         13.19    Joint and Several Liability of Borrowers.

                  (a) Each of the Borrowers shall be jointly and severally liable hereunder and under each of the other Loan Documents with respect to all Obligations, regardless of which of the Borrowers actually receives the proceeds of the Loans or the benefit of any other extensions of credit hereunder, or the manner in which the Funds Administrator, the Borrowers, the Agent, the Lenders or any of the Letter of Credit Issuers account therefore in their respective books and records. In furtherance and not in limitation of the foregoing, (i) each Borrower's obligations and liabilities with respect to proceeds of Loans which it receives or Letters of Credit issued for its account, and related fees, costs and expenses, and (ii) each Borrower's obligations and liabilities arising as a result of the joint and several liability of the Borrowers hereunder with respect to proceeds of Loans received by, or Letters of Credit issued for the account of, any of the other Borrowers, together with the related fees, costs and expenses, shall be separate and distinct obligations, both of which are primary obligations of such Borrower. Neither the joint and several liability of, nor the Liens granted to the Agent under the Collateral Documents by, any of the Borrowers shall be impaired or released by (A) the failure of the Agent, any Lender or any Letter of Credit Issuer, any successors or assigns thereof, or any holder of any of the Obligations to assert any claim or demand or to exercise or enforce any right, power or remedy against the Funds Administrator, any Borrower, any Subsidiary of any Borrower, any other Person, the Collateral or otherwise; (B) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Obligations or the release or compromise of any obligation of any nature of any Person with respect thereto; (C) the surrender, release or exchange of all or any part of any property (including without limitation the Collateral) securing payment, performance and/or observance of any of the Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property; (D) any action or inaction on the part of the Agent, any Lender or any Letter of Credit Issuer, or any other event or condition with respect to any other Borrower, including any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such Borrower, or a guarantor or surety of or for any or all of the Obligations; and (E) any other act, matter or thing (other than payment or performance of the Obligations) which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of such Borrower or any other Borrower.

                  (b) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law) then the Obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the federal Bankruptcy Code).

                  (c) To the extent that any Borrower shall make a payment under this Section 13.19 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 13.19 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. This Section 13.19(c) is intended only to define the relative rights of Borrowers and nothing set forth in this Section 13.19(c) is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Credit Agreement, including Section 13.19(a). Nothing contained in this Section 13.19(c) shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each applicable Borrower to which such contribution and indemnification is owing. The rights of the indemnifying Borrowers against other Persons under this
Section 13.19(c) shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

                  (d) The liability of Borrowers under this Section 13.19 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party, without any limitation as to amount.

         13.20    Appointment and Authorization of Funds Administrator.

                  (a) Each Borrower hereby designates, appoints, authorizes and empowers Coltec as its agent to act as specified in the capacity of Funds Administrator under this Agreement and each of the other Loan Documents and Coltec hereby acknowledges such designation, authorization and empowerment, and accepts such appointment. Each Borrower hereby irrevocably authorizes and directs the Funds Administrator to take such action on its behalf under the respective provisions of this Agreement and the other Loan Documents, and any other instruments, documents and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Funds Administrator by the respective terms and provisions hereof and thereof, and such other powers as are reasonably incidental thereto, including, without limitation, to take the following actions for and on such Borrower's behalf:

                           (i) to submit on behalf of each Borrower Notices of Borrowing, Notices of Conversion and Notices of Continuation to Agent in accordance with the provisions of this Agreement, each such notice to be submitted by the Funds Administrator to Agent as soon as practicable after its receipt of a request to do so from a Borrower; and

                           (ii) to submit on behalf of each Borrower requests for the issuance of Letters of Credit in accordance with the provisions of this Agreement, each such request for the issuance of a Letter of Credit to be submitted by the Funds Administrator as soon as practicable after its receipt of a request to do so from any Borrower.

                  (b) The Funds Administrator is further authorized and directed by each of the Borrowers to take all such actions on behalf of such Borrower necessary to exercise the specific powers granted in clauses (i) and
(ii) above and to perform such other duties hereunder and under the other Loan Documents, and deliver such documents as delegated to or required of the Funds Administrator by the terms hereof or thereof. Agent and each Lender may regard any notice or other communication pursuant to any Loan Documents from the Funds Administrator as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to the Funds Administrator on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Funds Administrator shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

                  (c) The Funds Administrator may perform any of its duties hereunder or under any of the other Loan Documents by or through its agents or employees.

         13.21    Allocation of Loans and Expenses.

                  (a) In order to efficiently fund and operate their respective businesses and minimize the number of Borrowings which they will make under this Agreement and thereby reduce the administrative costs and record keeping required in connection therewith, including the necessity to enter into and maintain separately identified and monitored borrowing facilities, the Borrowers have requested, and the Agent and the Lenders have agreed that, subject to Section 13.19, (i) all Loans will be advanced to and for the account of the Borrowers on a joint and several basis to the applicable Designated Account and (ii) all Letters of Credit will be issued pursuant to an letter of credit application executed by the Funds Administrator on behalf and for the account of the Borrower or Borrowers specified by the Funds Administrator in such application. Each Borrower hereby acknowledges that it will be receiving a direct benefit from each Loan made and each Letter of Credit issued pursuant to this Agreement.

                  (b) In order to track more precisely the respective recipients of the proceeds of each Loan and the Borrower or Borrowers receiving the primary benefit from the issuance of each Letter of Credit, and to assist the Funds Administrator, the Borrowers, the Agent and the Lenders in administering the Loans and the Letters of Credit, each Borrower has agreed with the Agent and the Lenders to cause the Funds Administrator to establish and maintain, and the Funds Administrator hereby agrees to establish and maintain, accounts and other appropriate business records with respect to each Borrower (each Borrower's "ALLOCATION ACCOUNT") in which the Funds Administrator shall record its good faith allocation to each of the Borrowers of (W) the proceeds, if any, of each Loan received by or for the account of such Borrower, (X) payments made to the Agent on account of the Obligations of such Borrower, whether from collection of proceeds of Collateral or otherwise, (Y) the aggregate face amount of all outstanding Letters of Credit (or an appropriate allocation thereof, if the Letters of Credit are issued for the direct benefit of more than one Borrower) issued for the benefit of such Borrower, and (Z) all previously unallocated Expenses.

         At the request of the Agent, as soon as available, but not later than fifteen (15) Business Days after the last Business Day of each month ending after the Closing Date, the Funds Administrator shall deliver to the Agent and each Borrower a report prepared by or under the supervision of the chief financial officer of the Funds Administrator, and certified by such officer, setting forth with respect to each Borrower the balance of the Allocation Account of such Borrower as of the end of, and all activity occurring in such Allocation Account during, such month. Absent manifest error, each such monthly statement shall be final, conclusive and binding on the respective Borrowers.

         13.22    Designated Senior Debt.

         The Obligations incurred pursuant to this Agreement shall constitute "Designated Senior Debt" as such term is defined in the Indenture governing the subordinated debentures issued as part of the TIDES, and Coltec shall notify the Indenture Trustee thereunder of such designation of the Obligations on or prior to the Closing Date.

         13.23    Agreement Effectiveness.

         This Agreement shall become effective as of the date first above written when it has been executed and delivered by each of the parties hereto. The parties hereto agree that (i) as of its execution of this Agreement, the Borrowers shall be deemed to only make the representations and warranties set forth in Sections 6.1 (with respect to this Agreement, the Security Agreement and the Fee Letter) and 6.3(a) and (ii) for the period from the date of such execution until the Closing Date, the Borrowers shall not be obligated to comply with the covenants set forth in Article 7.

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                         "BORROWERS"

                                         COLTEC INDUSTRIES INC


                                         By: /s/ Scott E. Kuechle
                                            -----------------------------------
                                         Title: Vice President and Treasurer



                                         COLTEC INDUSTRIAL PRODUCTS LLC


                                         By: /s/ Scott E. Kuechle
                                            -----------------------------------
                                         Title: Vice President and Treasurer



                                         GARLOCK SEALING TECHNOLOGIES LLC


                                         By: /s/ Michael J. Leslie
                                            -----------------------------------
                                         Title: President



                                         GARLOCK BEARINGS LLC


                                         By: /s/ Scott E. Kuechle
                                            -----------------------------------
                                         Title: Vice President and Treasurer



                                         STEMCO LLC


                                         By: /s/ Scott E. Kuechle
                                            -----------------------------------
                                         Title: Vice President and Treasurer



                                         HABER TOOL COMPANY INC


                                         By: /s/ Scott E. Kuechle
                                            -----------------------------------
                                         Title: Vice President and Treasurer

                                      "AGENT"

                                      Bank of America, N.A., as the Agent


                                      By: /s/ Perri H. Love
                                         ---------------------------------------
                                         Perri H. Love, Assistant Vice President



                                      "LENDERS"

                                      Bank of America, N.A., as a Lender


                                      By: /s/ Perri H. Love
                                         ---------------------------------------
                                         Perri H. Love, Assistant Vice President

                                         CITICORP USA, INC., as Syndication
                                         Agent and as a Lender


                                         By: /s/ Keith R. Karaco
                                            -----------------------------------
                                            Keith R. Karaco, Vice President

                                     ANNEX A
                                       TO
                                CREDIT AGREEMENT

                                   DEFINITIONS

                  Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the
Agreement:

                  "Accounts" means, with respect to any Borrower, all of such Borrower's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                  "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).

                  "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of the Borrowers pursuant to agreement or overdrafts.

                  "Adjusted Net Earnings from Operations" means, with respect to the Parent and its consolidated Subsidiaries for any fiscal period, net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain or non-cash loss arising from any write-up or write down in the book value of any asset; (c) earnings or losses of any Person, substantially all the assets of which have been acquired by the Parent or any consolidated Subsidiary in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person (other than a consolidated Subsidiary) in which the Parent or any consolidated Subsidiary has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Parent or any consolidated Subsidiary in the form of cash distributions; (e) earnings or losses of any Person to which assets of the Parent or any consolidated Subsidiary shall have been sold, transferred or disposed of, or into which the Parent or any Subsidiary shall have been merged, or which has been a party with the Parent or any Subsidiary to any consolidation or other form of reorganization, prior to the date of such transaction; (f) non-cash gain or non-cash loss arising from the acquisition of debt or equity securities of the Parent or any of its Subsidiaries or from cancellation or forgiveness of Debt;
(g) non-cash gain or non-cash loss arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction and (h) non-cash gain or non-cash loss arising from or relating to Hedge Agreements. Notwithstanding the foregoing, the net income (subject to the adjustments) of Foreign Subsidiaries of the Parent ("Foreign Sub Net Income") shall not be included in Adjusted Net Earnings from Operations for any fiscal period to the extent that Foreign Sub Net Income for such fiscal period exceeds forty five percent (45%) of Adjusted Net Earnings from Operations, except to the extent that Foreign Sub Net Income above such percentage reflects earnings actually received by the Parent or any Domestic Subsidiary in the form of cash distributions.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agent" means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

                  "Agent Account" has the meaning specified in Section 3.3(a).

                  "Agent Advances" has the meaning specified in Section 1.2(i).

                  "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and Agent pursuant to this Agreement and the other Loan Documents.

                  "Agent-Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

                  "Aggregate Availability" shall mean, at any time with respect to the Borrowers, an amount equal to (a) the lesser of (i) the Maximum Revolver Amount and (ii) the sum of (A) the Garlock Sealing Accounts and Inventory Borrowing Base, plus (B) the Excess Collateral Providers Borrowing Base, minus
(b) the Aggregate Revolver Outstandings with respect to all Borrowers, minus (c) without duplication, Reserves allocated by the Agent to any of the Borrowers.

                   "Aggregate Revolver Outstandings" means, at any date of determination, without duplication:

                           (i) with respect to all of the Borrowers, the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit;

                           (ii)     with respect to Garlock Sealing, the sum of
         (a) the unpaid balance of Revolving Loans allocated to Garlock Sealing,
         (b) the aggregate amount of Pending Revolving Loans to be allocated to Garlock Sealing, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of Garlock Sealing, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit issued for the account of Garlock Sealing; and

                           (iii) with respect to the Excess Collateral Providers, the sum of (a) the unpaid balance of Revolving Loans allocated to the Excess Collateral Providers, (b) the aggregate amount of Pending Revolving Loans to be allocated to the Excess Collateral Providers, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of any Excess Collateral Provider, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit issued for the account of any Excess Collateral Provider.

                  "Agreement" means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

                  "AIG Company" means each of AIU Insurance Co., Granite State, Insurance Company of Pennsylvania, Lexington, National Union, and American Home.

                  "Anniversary Date" means each anniversary of the Closing Date.

                  "Applicable Margin" means

                  (i) with respect to Base Rate Loans and all other Obligations under this Agreement or any other Loan Document (other than LIBOR Rate Loans), 1.5%; and

                  (ii)     with respect to LIBOR Rate Loans, 2.75%.

                   "Applicable Unused Line Rate" means for any day (i) one percent (1%) if Facility Usage is less than or equal to 33.3%, (ii) three-quarters of one percent (0.75%) if Facility Usage is greater than 33.3% and less than or equal to 66.7% and (iii) one-half percent (0.50%) if Facility Usage is great than 66.7%.

                  "Asbestos Insurance Policy" means the insurance policies maintained by any of the Borrowers or any of their respective Domestic Subsidiaries with respect to which any such Borrower or Subsidiary is entitled to (or claims entitlement to) insurance coverage in connection with claims made against any such Borrower or such Subsidiary (or any of their predecessors) for asbestos related injury or alleged injury.

                  "Assignee" has the meaning specified in Section 11.2(a).

                  "Assignment and Acceptance" has the meaning specified in
Section 11.2(a).

                  "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent, the reasonably allocated costs and expenses of internal legal services of the Agent.

                  "Availability" means, at any time:

                           (i) with respect to Garlock Sealing, (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Garlock Sealing Borrowing Base, minus (b) the Aggregate Revolver Outstandings of Garlock Sealing, minus (b) Reserves allocated by the Agent to Garlock Sealing, other than Reserves deducted in the calculation of the Garlock Sealing Borrowing Base,

                           (ii) with respect to any Excess Collateral Provider, (a) the lesser of (i) the Maximum Revolver Amount and (ii) the Excess Collateral Providers Borrowing Base, minus (b) the Aggregate Revolver Outstandings of the Excess Collateral Providers, minus (c) Reserves allocated by the Agent to the Excess Collateral Providers, other than Reserves deducted in the calculation of the Excess Collateral Providers Borrowing Base.

                  "Bank" means Bank of America, N.A., a national banking association, or any successor entity thereto.

                  "Bank Products" means any one or more of the following types of services or facilities extended to any Borrower by the Bank or any affiliate of the Bank in reliance on the Bank's agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

                  "Bank Product Reserves" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

                  "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. ss.101 et seq.).

                  "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

                  "Base Rate Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

                   "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers or by Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

                  "Borrowing Base" means, at any time with respect to Garlock Sealing the Garlock Sealing Borrowing Base and (ii) with respect to an Excess Collateral Provider, the Excess Collateral Providers Borrowing Base. At any time that Aggregate Availability shall be less than $15,000,000, until such time as the Agent shall have received an updated Borrowing Base Certificate, all amounts transferred to the Agent pursuant to the requirement so Section 3.3(b) shall reduce the applicable Borrowing Base as determined based upon the most recently delivered Borrowing Base Certificate on a dollar for dollar basis.

                   "Borrowing Base Certificate" means a certificate by a Responsible Officer of each Borrower, substantially in the form of Exhibit A (or another form acceptable to the Agent) setting forth the calculation of the Garlock Sealing Borrowing Base and the Excess Collateral Providers Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Garlock Sealing Borrowing Base and the Excess Collateral Providers Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by such applicable Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

                  "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Atlanta, Georgia or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital Expenditures" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

                  "Capital Lease" means any lease of property by any Person which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of any Borrower or any of its Subsidiaries.

                  "Capital Security" shall mean, with respect to any Person, (a) any share of capital stock of or other unit of ownership interest in such Person and (b) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of or other unit of ownership interest in such Person.

                  "Change of Control" means one or more of the following events:

                           (a) less than a majority of the members of Parent's Board of Directors shall be persons who either (i) were serving as directors on the Closing Date or (ii) were nominated as directors and approved by the vote of the majority of the directors who are either directors referred to in clause (i) above or directors nominated and approved pursuant to this clause (ii); or

                           (b) the stockholders of Parent shall approve any plan or proposal for the liquidation or dissolution of Parent or the stockholders of any Borrower shall approve any plan for the liquidation or dissolution of such Borrower; or

                           (c) a Person or group of Persons acting in concert shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of Capital Securities of Parent representing more than Parent twenty five per cent (25%) of the combined voting power of the outstanding voting Capital Securities or other ownership interests for the election of directors or shall have the right to elect a majority of the Board of Directors of Parent; or

                           (d) any Borrower ceases to be a Wholly Owned Subsidiary of Parent; or

                           (e) a "Change of Control" or similar event occurs under the terms of any document or agreement evidencing Debt of Parent, any Borrower or any of their respective Subsidiaries (other than the Obligations) having an outstanding principal balance of $2,000,000 or greater.

                  "Chattel Paper" means each Borrower's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

                  "Closing Date" means the date of the initial extension of credit pursuant to this Agreement, whether as the making of Loans or the issuance of any Letter of Credit; provided, that in no event shall any such initial extension of credit be made after June 15, 2002.

                  "Code" means the Internal Revenue Code of 1986.

                  "Collateral" means all of the Borrowers', the Parent's and each of their respective Subsidiaries' real and personal property and all other assets of any Person from time to time subject to Agent's Liens securing payment or performance of the Obligations.

                  "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule 1.2 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                  "Concentration Account" means (i) Garlock Concentration Account and (ii) Coltec Concentration Account, in each case maintained at the Bank.

                  "Concentration Account Agreement" has the meaning specified in
Section 3.3(a).

                  "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

                  "Continuation/Conversion Date" means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

                  "Copyright Security Agreement" means any Copyright Security Agreement executed and delivered by a Borrower or any Subsidiary of any Borrower to the Agent, for the benefit of the Agent and the Lenders, to evidence and perfect the Agent's security interest in such Borrower's present and future copyrights and related licenses and rights.

                  "Credit Support" has the meaning specified in Section 1.4(a).

                  "Debt" of any Person means, without duplication, all liabilities, obligations and indebtedness of such Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including (a) with respect to the Borrowers, all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on such Person's property, even though such Person shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the applicable Borrower prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties; (e) the present value (discounted at the Base
Rate) of lease payments due under synthetic leases and (f) any obligations or liabilities owing by the Parent, any Borrower or any of their respective Subsidiaries at any time under the Goodrich Indemnification Agreement.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

                  "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus
(b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by two (2) percentage points per annum.

                  "Defaulting Lender" has the meaning specified in Section 12.15(c).

                  "Deposit Accounts" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of any Borrower.

                  "Depository Account" has the meaning specified in Section 3.3(a).

                  "Designated Account" has the meaning specified in Section 1.2(c).

                  "Dispositions" shall mean the sale, transfer or other disposition of any business unit or line of business of any Borrower or any of its respective Subsidiaries in one or a series of related transactions.

                  "Distribution" means, in respect of any Person: (a) the payment or making of any dividend or other distribution of property in respect of capital stock, partnership interest, member interest or other equity (or any options or warrants for, or other rights with respect thereto) of such Person, other than distributions in capital stock, partnership interest, member interest or other equity of such Person (or any options or warrants therefor) of the same class; or (b) the redemption or other acquisition by such Person of any capital stock, partnership interest, member interest or other equity of such Person (or any options or warrants therefor such stock) of such Person.

                  "Documents" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Borrower.

                  "DOL" means the United States Department of Labor or any successor department or agency.

                  "Dollar" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

                  "Domestic Subsidiary" means any Subsidiary that is incorporated or formed under the laws of any jurisdiction of the United States of America or that conducts a substantial portion of its business in the United States of America.

                  "Dormant Subsidiary" means each of the following direct or indirect Subsidiaries of Coltec: (i) Coltec Automotive Inc, a Delaware corporation, (ii) Coltec Charitable Foundation Inc, a Delaware corporation,
(iii) EXH Automotive Holdings, Inc, a Delaware corporation, (iv) FSS Divestiture Corp., a Delaware corporation, (v) Mainland Sealing Products, LLC, a North Carolina limited liability company, (vi) The Anchor Packing Company, a Delaware corporation and (vii) Salt Lick Railroad Company, a Pennsylvania corporation.

                  "EBITDA" means, with respect to any fiscal period of the Borrowers, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, and depreciation and amortization.

                  "EIFA" means that certain Excess Insurance Funding Agreement dated on or about June 16, 1995 by and among Coltec and various insurance companies party thereto, as amended through the date of this Agreement, and as the same may hereafter be amended, supplemented or modified in accordance with the terms hereof.

                  "Eligible Accounts" means the Accounts which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

                  (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

                  (b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

                  (c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                  (d) which represents a progress billing (as hereinafter defined) or as to which the applicable Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon such Borrower's completion of any further performance under the contract or agreement;

                  (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                  (f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

                  (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America; or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

                  (h) owed by an Account Debtor which is an Affiliate or employee of any Borrower;

                  (i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Agent's Liens in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

                  (j) owed by an Account Debtor to which any Borrower or any of their respective Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                  (k) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss.3727 et seq.), and any other steps necessary to perfect the Agent's Liens therein, have been complied with to the Agent's satisfaction with respect to such Account;

                  (l) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

                  (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                  (n) which is evidenced by a promissory note or other instrument or by chattel paper;

                  (o) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                  (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the applicable Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

                  (q) which arises out of a sale not made in the ordinary course of such Borrower's business;

                  (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

                  (s) owed by an Account Debtor which is obligated to such Borrower respecting Accounts the aggregate unpaid balance of which exceeds twenty percent (20%) of the aggregate unpaid balance of all Accounts owed to such Borrower at such time by all of such Borrower's Account Debtors which but for the application of this clause (s) would otherwise constitute "Eligible Accounts", but only to the extent of such excess;

                  (t) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

                  If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

                  "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

                  "Eligible Insurance Providers" means insurance companies acceptable to the Agent, having a rating of at least B+ or better by Best Rating Guide and which (i) either (A) in the case of each insurance company other than an AIG Company, have agreed in writing pursuant to the EIFA, to make payments to, or (B) in the case of an AIG Company, is making payments in accordance with the terms of the EIFA (as if it were a party thereto) to, reimburse Garlock Sealing for payments made by Garlock Sealing with respect to claims against Garlock Sealing relating to its use and distribution of products alleged to contain asbestos and (ii) have acknowledged, pursuant to a writing in form and substance satisfactory to the Agent, the Agent's security interest in the amounts payable by such insurance company to Garlock Sealing.

                  "Eligible Inventory" means Inventory, valued at the lower of cost (on a first-in, first-out basis) or market, which the Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Agent in its sole discretion elects, include any
Inventory:

                  (a)      that is not owned by a Borrower;

                  (b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clause (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

                  (c) that does not consist of finished goods or raw materials;

                  (d) that consists of work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

                  (e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

                  (f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of such Borrower's business, or that is slow moving or stale;

                  (g) that is obsolete or returned or repossessed or used goods taken in trade;

                  (h) that is located outside the United States of America (or that is in-transit from vendors or suppliers);

                  (i) that is located in a public warehouse or in possession of a bailee or in a facility leased by such Borrower, if the warehouseman, or the bailee, or the lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent or if a Reserve for rents or storage charges has not been established for Inventory at that location;

                  (j) that contains or bears any Proprietary Rights licensed to a Borrower by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which such Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

                  (k) that is not reflected in the details of a current perpetual inventory report; or

                  (l)      that is Inventory placed on consignment.

                  If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

                   "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

                  "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                  "Equipment" means with respect to any Borrower, all of such Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Borrower and all of such Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Parent or any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Parent, any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Parent, any Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under
Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, or (e) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent, any Borrower or any ERISA Affiliate.

                  "Event of Default" has the meaning specified in Section 9.1.

                   "Excess Collateral Amount" means at any time the lesser of
(a) 50% of the Insurance Receivables Amount due and payable to Garlock Sealing and (b) the difference between (i) the aggregate Excess Collateral Providers Borrowing Base (without giving effect to any reduction thereto as a result of the proviso set forth in such definition) minus (ii) the Aggregate Revolver Outstandings of the Excess Collateral Providers at such time.

                  "Excess Collateral Providers" means each of Coltec, CIP, Garlock Bearings, Haber Tool and Stemco.

                  "Excess Collateral Providers Accounts and Inventory Borrowing Base" means at any time with respect to the Excess Collateral Providers, an amount equal to (i) the sum of (A) up to eighty five percent (85%) of the Net Amount of Eligible Accounts of the Excess Collateral Providers, plus (B) up to fifty percent (50%) of the value of Eligible Inventory of the Excess Collateral Providers, minus (ii) Reserves from time to time established by the Agent in its reasonable credit judgment with respect to the Excess Collateral Providers.

                  "Excess Collateral Providers Borrowing Base" means at any time with respect to the Excess Collateral Providers, an amount equal to the Excess Collateral Providers Accounts and Inventory Borrowing Base; provided that there shall be subtracted from the Excess Collateral Providers Borrowing Base an amount equal to the excess of (x) the sum (without duplication) of (1) the unpaid balance of Revolving Loans allocated to Garlock Sealing, (2) the aggregate amount of Pending Revolving Loans to be allocated to Garlock Sealing,
(3) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of Garlock Sealing, and (4) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit issued for the account of Garlock Sealing over (y) the Garlock Sealing Accounts and Inventory Borrowing Base.

                  "Excess Collateral Providers Concentration Account" means the account designated by the Excess Collateral providers in writing to the Agent and maintained at the Bank.

                  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                  "Excluded Foreign Sub Income Amount" means, in connection with any calculation of the Fixed Charge Coverage Ratio for any applicable fiscal period (i) if Foreign Subsidiary EBITDA is less than Foreign Subsidiary Fixed Charges, $0 and (ii) if Foreign Subsidiary EBITDA is equal to or greater than Foreign Subsidiary Fixed Charges, the Foreign Sub Net Income that is excluded from the calculation of Adjusted Net Earnings from Operations in calculating EBITDA for such fiscal period.

                   "Facility Usage" means for any day, a fraction expressed as a percentage equal to the outstanding amount of Revolving Loans and undrawn face amount of outstanding Letters of Credit on such day divided by the Maximum Revolver Amount.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                  "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

                  "Fiscal Year" means the Borrowers' fiscal years for financial accounting purposes. The current Fiscal Year of each Borrower will end on December 31, 2002.

                  "Fixed Assets" means the Equipment and Real Estate of the Borrowers.

                  "Fixed Charge Coverage Ratio" means, with respect to any fiscal period of Borrowers, the ratio of (i) EBITDA plus administrative expenses and defense costs relating to asbestos claims to the extent such costs and expenses are not reimbursed by insurance and are expensed through the profit and loss statements of the Borrowers during such fiscal period to (ii) (A) Fixed Charges minus (B) the Excluded Foreign Sub Income Amount.

                  "Fixed Charges" means, with respect to any fiscal period of Parent and its consolidated Subsidiaries on a consolidated basis, without duplication, interest expense, Capital Expenditures (excluding Capital Expenditures funded with Debt other than Revolving Loans, but including, without duplication, principal payments with respect to such Debt), scheduled principal payments of Debt, Federal, state, local and foreign income taxes (excluding deferred taxes), payments (net of insurance reimbursements) relating to asbestos claims and litigation against any Borrower or its Subsidiaries, Permitted Restricted Investments made in accordance with Section 7.10 with the Permitted Excess Expenditure Amount and prepayments and repurchases of Debt made pursuant to Section 7.14 with the Permitted Excess Expenditure Amount.

                  "Foreign Sub Net Income" has the meaning specified in the definition of "Adjusted Net Earnings from Operations."

                  "Foreign Subsidiary" means any Subsidiary of a Borrower other than such Borrower's Domestic Subsidiaries.

                  "Foreign Subsidiary EBITDA" means for any applicable fiscal period, EBITDA calculated solely for the Foreign Subsidiaries of the Parent for such fiscal period.

                  "Foreign Subsidiary Fixed Charges" means for any applicable fiscal period, Fixed Charges calculated solely for the Foreign Subsidiaries of the Parent for such fiscal period.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "Funds Administrator" means Coltec.

                  "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

                  "Garlock Sealing Accounts and Inventory Borrowing Base" means at any time with respect to Garlock Sealing, an amount equal to (i) the sum of
(A) up to eighty five percent (85%) of the Net Amount of Eligible Accounts of Garlock Sealing, plus (B) up to fifty percent (50%) of the value of Eligible Inventory of Garlock Sealing, minus (ii) Reserves from time to time established by the Agent in its reasonable credit judgment with respect to Garlock Sealing.

                  "Garlock Sealing Borrowing Base" means at any time, an amount equal to (i) the sum of (A) the Garlock Sealing Accounts and Inventory Borrowing Base at such time plus (B) the Excess Collateral Amount at such time minus (ii) the outstanding principal balance of the Permitted Excess Collateral Provider Loans at such time.

                  "Garlock Sealing Concentration Account" means the account designated by Garlock Sealing in writing to the Agent and maintained at the Bank.

                  "Garrison" means Garrison Litigation Management Ltd., a Delaware corporation.

                  "General Intangibles" means with respect to any Borrower, all of such Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Borrower is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Borrower.

                  "Goodrich" means Goodrich Corporation, a New York corporation, and its successors and assigns.

                  "Goodrich Indemnification Agreement" means that certain Indemnification Agreement dated on or about the Closing Date by and among the Parent and Goodrich, Coltec and Coltec Capital Trust, a Delaware statutory trust.

                  "Goodrich Subordination Agreement" means that certain Subordination Agreement executed by Goodrich in favor of the Agent and the Lenders, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

                  "Goods" means with respect to any Borrower all "goods" as defined in the UCC, now owned or hereafter acquired by such Borrower, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

                  "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Parent's or any Borrower's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "Instruments" means with respect to any Borrower, all instruments as such term is defined in the UCC, now owned or hereafter acquired by such Borrower.

                  "Insurance Proceeds Account" means the account designated by Garlock Sealing and Coltec in writing to the Agent and maintained at the Bank.

                   "Insurance Receivables Amount" means the aggregate amounts owing to Garlock Sealing from Eligible Insurance Providers pursuant to the EIFA (or in the case of AIG, amounts that would be owing from AIG pursuant to the EIFA if it were a party thereto) to reimburse Garlock Sealing for payments made by Garlock Sealing with respect to claims against Garlock Sealing relating to its use and distribution of products alleged to contain asbestos; provided that such amounts shall only include amounts with respect to which the Agent has been granted a perfected first priority security interest as collateral for the Obligations. Prior to the delivery of opinions in form and substance satisfactory to the Agent and from such counsel satisfactory to the Agent as to the perfection and priority of such security interest from counsel in Delaware, New York, North Carolina and Pennsylvania, the Insurance Receivables Amount shall be deemed to be $0. In addition, amounts owing from any Eligible Insurance Provider shall not be included in the Insurance Receivables Amount unless the Agent shall have received a full and complete copy of the EIFA (including all addendums, sideletters and other agreements related thereto) as executed by such Eligible Insurance Provider, accompanied by an executed certificate from an officer of the Funds Administrator and Garlock Sealing to such effect in form satisfactory to the Agent.

                  "Intercompany Subordination Agreement" means that certain Subordination Agreement date on or about the Closing Date by and among the Parent, the Borrowers and certain of their respective Subsidiaries subordinating certain intercompany Debt and other liabilities to the Obligations and such Persons' obligations under the Loan Documents, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

                  "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Funds Administrator in its Notice of Borrowing, in the form attached hereto as Exhibit C, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit D, provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Stated Termination Date.

                  "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

                  "Inventory" means with respect to any Borrower, all of such Borrower's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

                  "Investment Property" means with respect to any Borrower, all of such Borrower's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements;
(c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

                  "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(e), the projections of the Parent's and the Borrowers' financial condition, results of operations, and cash flows, for the period commencing on January 1, 2002 and ending on December 31, 2002 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(f).

                  "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

                  "Letter of Credit" has the meaning specified in Section
1.4(a).

                  "Letter of Credit Fee" has the meaning specified in Section
2.6.

                  "Letter of Credit Issuer" means the Bank, any affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

                  "Letter-of-Credit Rights" means with respect to any Borrower, "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by such Borrower, including rights to payment or performance under a letter of credit, whether or not such Borrower, as beneficiary, has demanded or is entitled to demand payment or performance.

                  "Letter of Credit Subfacility" means $15,000,000.

                  "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the first day of each month and the Termination Date.

                  "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

                  LIBOR Rate  =          Offshore Base Rate
                                 ------------------------------------
                                 1.00 - Eurodollar Reserve Percentage

                  Where,

                           "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen

         LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

                           "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "LIBOR Rate Loans" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

                   "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

                  "Loan Account" means the loan account of each Borrower, which account shall be maintained by the Agent.

                  "Loan Documents" means this Agreement, the Patent and Trademark Security Agreements, any Copyright Security Agreement, the Security Agreements, the Mortgages, the Parent Guaranty, the Subsidiary Guaranty, the Pledge Agreements and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

                  "Loans" means, collectively, all loans and advances provided for in Article 1.

                  "Lockbox and Control Agreement" means an agreement among any Borrower, the Agent and a Lockbox Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

                   "Lockbox Bank" has the meaning specified in Section 3.3(a).

                   "Lockboxes" has the meaning specified in Section 3.3(a).

                  "Majority Lenders" means at any date of determination Lenders whose Pro Rata Shares aggregate more than 50%.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Parent, any Borrower, the Collateral or any guarantor of the Obligations, taken as a whole; (b) a material impairment of the ability of the Parent, any Borrower, or any Subsidiary Guarantor with assets valued at $2,000,000 or more, to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Parent, any Borrower, or any Subsidiary Guarantor with assets valued at $2,000,000 or more, of any Loan Document to which it is a party.

                  "Maximum Revolver Amount" means $60,000,000.

                  "Mortgages" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by any Borrower or any Affiliate of any Borrower to or for the benefit of the Agent by which the Agent, on behalf of the Lenders, acquires a Lien on the Real Estate or a collateral assignment of any Borrower's or any Borrower's Affiliate's interests under leases of Real Estate, and all amendments, modifications and supplements thereto.

                  "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Parent, any Borrower or any ERISA Affiliate.

                  "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in Section 1.2(h).

                  "Notice of Borrowing" has the meaning specified in Section 1.2(b).

                  "Notice of Continuation/Conversion" has the meaning specified in Section 2.2(b).

                  "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrowers to the Agent and/or any

Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrowers hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "Parent" means EnPro Industries, Inc., a North Carolina corporation.

                  "Parent Guaranty" means the Guaranty, dated as of the date hereof, executed and delivery by the Parent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

                  "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                  "Patent and Trademark Security Agreements" means the Patent Security Agreement and the Trademark Security Agreement, each dated as of the date hereof, executed and delivered by each Borrower to the Agent to evidence and perfect the Agent's security interest in such Borrower's present and future patents, trademarks, and related licenses and rights, for the benefit of the Agent and the Lenders.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

                  "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Parent or any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Dispositions" means Dispositions for fair market value generating aggregate cash proceeds in an amount not to exceed (i) with respect to all such Dispositions during any twelve (12) month period, ten percent (10%) of the consolidated net assets of the

Borrowers and their Subsidiaries taken as a whole as of the first day of such twelve (12) month period and (ii) with respect to all such Dispositions from and after the Closing Date, thirty percent (30%) of the consolidated net assets of the Borrowers and their Subsidiaries taken as a whole as of the Closing Date.

                  "Permitted Excess Collateral Provider Loans" means Debt owing from Garlock Sealing to one or more of the Excess Collateral Providers so long as (i) none of such loans and advances were made with the proceeds of Revolving Loans, (ii) such Debt is pledged to the Agent as additional security for the Obligations pursuant to a Pledge Agreement, (iii) such Debt is subordinated to the Obligations on terms and conditions satisfactory to the Required Lenders and
(iv) such Debt was incurred at a time when no Revolving Loans allocated to the Excess Collateral Providers were outstanding.

                  "Permitted Excess Expenditure Amount" means at any time during any month an amount (calculated for the twelve fiscal months ended as of the last day of the most recently completed fiscal month) equal to the excess of (i) EBITDA, plus administrative expenses and defense costs relating to asbestos claims to the extent such costs and expenses are not reimbursed by insurance and are expensed through the profit and loss statements of the Borrowers, plus Borrowers' cash on hand in excess of $25,000,000 over (ii) the sum of (A) Fixed Charges, (B) prepayments on or repurchases of the TIDES during such period as permitted by Section 7.14 and (C) Permitted Restricted Investments made during such period as permitted by Section 7.10. Notwithstanding the preceding sentence, if in connection with any transaction, distribution, prepayment, repurchase or other event with respect to which the Borrowers or any Subsidiary intends to utilize the "Permitted Excess Expenditure Amount calculated above,
(i) Aggregate Availability either before or after giving effect thereto would be less than or equal to $30,000,000 or (ii) prior to giving effect thereto the Borrowers shall have available cash on hand of less than $25,000,000, the Permitted Excess Expenditure Amount at such time shall be $0.

                  "Permitted Foreign Subsidiary Investments" means (i) Debt owing from any Borrower or Domestic Subsidiary to any Foreign Subsidiary so long as such Debt is subordinated to the Obligations and all other amounts owing under the Loan Documents (on terms and conditions satisfactory to the Required Lenders), (ii) any Debt owing from any Foreign Subsidiary to any Borrower (or any Borrower's Domestic Subsidiary) or any capital contribution made by any Borrower (or any Borrower's Domestic Subsidiary) in any Foreign Subsidiary which is incurred or made after the Closing Date, so long as at the time such Debt is incurred or such capital contribution is made, the aggregate of all such Debt and capital contributions outstanding with respect to all of the Borrowers' Foreign Subsidiaries does not exceed (A) $7,500,000 if at such time, after giving effect thereto, Aggregate Availability is in excess of $30,000,000 or (B) $5,000,000 if at such time, after giving effect thereto, Aggregate Availability is equal to or less than $30,000,000, and (iii) Debt of any Foreign Subsidiary set forth on Schedule 6.9, but not any refinancing or refunding thereof.

                  "Permitted Liens" means:

                  (a) Liens for taxes not delinquent or that remain payable without penalty or statutory Liens for taxes in an amount not to exceed $2,000,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the applicable Borrower's books and records and a stay of enforcement of any such Lien is in effect;

                  (b)      the Agent's Liens;

                  (c) Liens on deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

                  (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $500,000 in the aggregate and provided that the payment of such claims and demands are being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the applicable Borrower's books and records and a stay of enforcement of any such Lien is in effect;

                  (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, non-material leases, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of any Borrower's business; and

                  (f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and a stay of execution pending appeal or proceeding for review is in effect.

                  "Permitted Purchase Money Acquisition" means the purchase by a Domestic Subsidiary of the Borrower (which Subsidiary shall not be a Subsidiary Guarantor or a Dormant Subsidiary) of all or substantially all of the assets of any business unit or line of business of any other Person in a line of business permitted to be engaged in by the Borrowers and its Subsidiaries pursuant to
Section 7.17 and for which the consideration paid to such Person shall consist of Debt payable to such Person and limited in recourse solely to the Subsidiary making such acquisition.

                  "Permitted Restricted Investment" means an acquisition by a Borrower or any of its Subsidiaries (other than a Dormant Subsidiary) of all or substantially all of the assets of any other Person (or a division of any other Person) in a line of business permitted to be engaged in by the Borrowers and its Subsidiaries pursuant to Section 7.17, and with respect to which (i) after giving effect thereto, Aggregate Availability shall be at least $30,000,000,
(ii) the aggregate consideration paid in connection with any such acquisition shall not exceed the Permitted Excess Expenditure Amount at such time, (iii) prior to and after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing, and (iv) in the event a new Domestic Subsidiary of the Parent is formed in connection therewith, such new Subsidiary shall, prior to or concurrently with such acquisition, execute all such documents and instruments as the Agent may request to guaranty the Obligations and to pledge all of its personal property assets (and to the effect the provisions of Section 7.25 shall be applicable all of its Real Estate) as security therefor and all (or in the case of a foreign Subsidiary that is owned directly by a Domestic Subsidiary, 65%) of the issued and outstanding equity securities of such new Subsidiary shall be pledged by the owner thereof as additional security for the Obligations. In no event shall (i) the purchase or acquisition of the stock, partnership interest, member interest or other equity of any Person constitute a Permitted Restricted Investment nor (ii) shall any purchase described in this definition be permitted if as of the last day of the last full fiscal month immediately prior to any such purchase, the Borrowers shall not have been in compliance with the Fixed Charge Coverage Ratio covenant set forth in Section 7.23 hereof (without regard to any limitation on the application of such covenant based on Aggregate Availability). In addition to the foregoing, solely with the proceeds of its cash on hand, any Foreign Subsidiary may acquire all or substantially all of the assets of any other Person (or a division of any other Person) in a line of business permitted to be engaged in by the Borrowers and its Subsidiaries pursuant to Section 7.17.

                  "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Parent or any Borrower sponsors or maintains or to which the Parent or any Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pledge Agreements" means any Pledge Agreements or similar documents executed by the Parent, any Borrower or any of their respective Subsidiaries evidencing the pledge by such Persons of any equity interests owned by such Person in any of its Subsidiaries and/or the pledge of any Debt owing to such Person.

                  "Proprietary Rights" means with respect to any Borrower, all of such Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

                   "Real Estate" means with respect to any Borrower, all of such Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Borrower's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

                  "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

                  "Reportable Event" means, any of the events set forth in
Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC or expressly waived by the PBGC.

                  "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate at least 66-2/3%.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by Agent from time to time in Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent's credit judgment: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent at leased locations subject to statutory or contractual landlord liens, (d) Inventory shrinkage, (e) customs charges, (f) dilution, and (g) warehousemen's or bailees' charges.

                  "Responsible Officer" means with respect to any Borrower, the chief executive officer or the president of such Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer or the treasurer of such Borrower, or any other officer having substantially the same authority and responsibility.

                  "Restricted Investment" means, as to any Person, any acquisition of property by such Person in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment or other assets (including licenses or leases of Proprietary Rights) to be used in the business of such Person so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of such Person; (c) acquisitions of current assets acquired in the ordinary course of business of such Person; (d) short term investments made in conformity with the investment policies attached as Schedule 7.10, provided that (i) such direct or indirect obligations of the United States of America or of the listed European governments mature within one year from the date of acquisition thereof and (ii) each other investment must mature not more than 90 days from the date of creation thereof (or in the case of money market funds, have an average maturity of not more than 90 days); and (e) Hedge Agreements.

                  "Revolving Loans" has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

                   "Security Agreements" means the Security Agreements of even date herewith among Borrowers, the Parent and the Subsidiary Guarantors and Agent for the benefit of Agent and other Lenders.

                  "Settlement" and "Settlement Date" have the meanings specified in Section 12.15(a)(ii).

                  "Software" means with respect to any Borrower, all "software" as such term is defined in the UCC, now owned or hereafter acquired by such Borrower, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                  (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

                  (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

                  (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                  For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Spinoff" means the spinoff of the Parent from Goodrich Corporation on the terms and conditions described in the Form 10/A-3 by the Parent with the Securities and Exchange Commission on or about May 16, 2002 and effective May 31, 2002.

                  "Stated Termination Date" means May 31, 2006.

                  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrowers.

                  "Subsidiary Guarantor" means each of the Subsidiaries of the Parent listed on Schedule A-1 hereto and each other Subsidiary of any Borrower which guaranties all or any portion of the Obligations.

                  "Subsidiary Guaranty" means the Guaranty, dated as of the date hereof, executed and delivery by each Subsidiary Guarantor, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

                  "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or each Lender's net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

                  "Tax Matters Agreement" means that certain Tax Matters Agreement dated on or about the Closing Date by and between Goodrich and the Parent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time with the prior written consent of the Required Lenders.

                   "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrowers pursuant to Section 3.2 or by the Required Lenders pursuant to
Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

                  "TIDES" means, collectively, the $150 million of 5 1/4% Convertible Preferred Securities (Term Income Deferred Equity Securities) issued by Coltec Capital Trust, a Delaware business trust, which are supported by an equivalent aggregate principal amount of 5 1/4% Convertible Junior Subordinated Deferrable Interest Debentures due April 15, 2028, issued by Coltec to Coltec Capital Trust.

                  "Total Facility" has the meaning specified in Section 1.1.

                  "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of North Carolina or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "Unused Letter of Credit Subfacility" means an amount equal to the Letter of Credit Subfacility minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

                  "Unused Line Fee" has the meaning specified in Section 2.5.

                  "Wholly Owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person all of the Capital Securities of which (except directors' qualifying shares) are, directly or indirectly, owned and controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more of such Subsidiaries.

                  Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

                  Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means "including without limitation."

                           (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                           (iv)     The word "or" is not exclusive.

                  (d) Unless otherwise expressly provided herein, (i) references to agreements

(including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

                  (f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) For purposes of Section 9.1, a breach of a financial covenant contained in Section 7.23 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

                  (h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.